    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 7, 1996

                                                      REGISTRATION NO. 333-11165
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         UNITY FIRST ACQUISITION CORP.

             (Exact name of registrant as specified in its charter)

           DELAWARE                          6770                  13-3899021
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)

                          245 FIFTH AVENUE--SUITE 1500
                            NEW YORK, NEW YORK 10016
                                 (212) 696-4282

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------

                          LAWRENCE BURSTEIN, PRESIDENT
                         UNITY FIRST ACQUISITION CORP.
                          245 FIFTH AVENUE--SUITE 1502
                            NEW YORK, NEW YORK 10016
                                 (212) 696-4282

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

         IRA I. ROXLAND, Esq.                    DAVID ALAN MILLER, Esq.
     PARKER DURYEE ROSOFF & HAFT                 GRAUBARD MOLLEN & MILLER
           529 Fifth Avenue                          600 Third Avenue
       New York, New York 10017                  New York, New York 10016
            (212) 599-0500                            (212) 818-8661
         Fax: (212) 972-9487                       Fax: (212) 818-8881

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT
                            ------------------------

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             SUBJECT TO COMPLETION
                 PRELIMINARY PROSPECTUS DATED NOVEMBER 7, 1996
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

UNITY FIRST ACQUISITION CORP.

1,250,000 UNITS

EACH UNIT CONSISTING OF ONE SHARE OF COMMON STOCK,
ONE CLASS A COMMON STOCK PURCHASE WARRANT AND
ONE CLASS B COMMON STOCK PURCHASE WARRANT

Unity First Acquisition Corp. ("Company") is offering hereby 1,250,000 Units ("Units"), each consisting of one share of Common Stock, par value $0.0001 per share ("Common Stock"), one Class A Redeemable Common Stock Purchase Warrant ("Class A Warrants") and one Class B Redeemable Common Stock Purchase Warrant ("Class B Warrants" and together with the Class A Warrants, the "Warrants"). One Class A Warrant and one Class B Warrant each entitle the holder to purchase one share of Common Stock at a price of $5.50 and $7.50, respectively, commencing on the later of (i) the consummation of a Business Combination (as hereinafter defined) or (ii) one year from the date of this Prospectus and ending six years from the date of this Prospectus. The Class A Warrants and the Class B Warrants are redeemable, each as a class, in whole and not in part, at the option of the Company and with the consent of GKN Securities Corp. ("GKN"), at a price of $.05 per Warrant at any time after the Warrants become exercisable upon not less than 30 days' prior written notice, provided that the last reported bid price of the Common Stock equals or exceeds $8.50 per share, with respect to the Class A Warrants, and $10.50 per share, with respect to the Class B Warrants, for the 20 consecutive trading days ending on the third day prior to the notice of redemption. Each of the Company's officers and directors has agreed with the Underwriters that within the first ten days after separate trading of the Warrants has commenced, such officers and directors and/or their affiliates, collectively, will purchase $250,000 of each of the Class A Warrants and the Class B Warrants at market prices not to exceed $.875 per Warrant. See "Underwriting."

Prior to this offering, there has been no public market for the Units, the shares of Common Stock or the Warrants and there can be no assurance that such a market will develop after the completion of this offering. For information regarding the factors considered in determining the initial public offering price of the Units and the exercise price of the Warrants, see "Underwriting." The securities comprising the Units will not be separately transferable until 90 days after the date of this Prospectus unless GKN informs the Company of its decision to allow earlier separate trading, but in no event will GKN allow separate trading of the securities comprising the Units until the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of this offering. The Company anticipates that the Units will be quoted on the OTC Bulletin Board under the symbol "UFACU" upon completion of this offering and that, once the securities comprising the Units become separately transferable, the Common Stock and Warrants will be quoted on the OTC Bulletin Board under the symbols "UFAC," "UFACW" and "UFACZ," respectively.
                           --------------------------

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND ARE NOT SUBJECT TO THE PROTECTIONS OF THE RULES UNDER THE SECURITIES ACT OF 1933 RELATING TO "BLANK CHECK" OFFERINGS. SEE "RISK FACTORS" ON PAGE 10.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                       PRICE            UNDERWRITING          PROCEEDS
                                                                         TO            DISCOUNTS AND             TO
                                                                     PUBLIC(1)         COMMISSIONS(2)        COMPANY(3)
Per Unit.......................................................        $6.00               $0.48               $5.52
Total (3)......................................................      $7,500,000           $600,000           $6,900,000

(1) Does not include a 3% non-accountable expense allowance which the Company has agreed to pay to the Underwriters. The Company has also agreed to sell to the Underwriters an option ("Unit Purchase Option") to purchase up to 125,000 Units and to indemnify the Underwriters against certain liabilities under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting estimated expenses payable by the Company, including the Underwriters' non-accountable expense allowance in the amount of $225,000 ($258,750 if the Underwriters' over-allotment option is exercised in full), estimated at $450,000.

(3) The Company has granted the Underwriters a 45-day option to purchase up to 187,500 additional Units upon the same terms and conditions as set forth above, solely to cover over-allotments, if any. If such over-allotment option is exercised in full, the total Price to Public, Underwriting Discounts and Proceeds to Company will be $8,625,000, $690,000 and $7,935,000, respectively. See "Underwriting."

The Units are offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by counsel and certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this offering and to reject any order in whole or in part. It is expected that delivery of certificates will be made against payment
therefor on or about November   , 1996, at the offices of GKN Securities Corp.
in New York City.

GKN SECURITIES                                              GAINES, BERLAND INC.

NOVEMBER   , 1996

                           STATE BLUE SKY INFORMATION

    The Units will only be offered and sold by the Company in the States of Delaware, District of Columbia, Florida, Hawaii, Illinois, Maryland, New York and Rhode Island (the "Primary Distribution States"). Additionally, the Company believes that the Units, upon completion of this offering, and the Common Stock and Warrants comprising the Units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the Primary Distribution States and in the States of Iowa and Pennsylvania. Purchasers of such securities either in this offering or in any subsequent trading market which may develop must be residents of such states. The Company will amend this prospectus for the purpose of disclosing additional states, if any, in which the Company's securities will be eligible for resale in the secondary trading market.
                            ------------------------

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE UNITS, COMMON STOCK AND WARRANTS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                            ------------------------

                              FURTHER INFORMATION

    The Company intends to furnish to its stockholders annual reports containing financial statements audited and reported upon by its independent public accounting firm and such other reports as the Company may determine to be appropriate or as may be required by law.

                                    SUMMARY

    THE FOLLOWING IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. EACH PROSPECTIVE INVESTOR IS URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY. UNLESS OTHERWISE INDICATED, THE INFORMATION IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO THE EXERCISE OF THE UNDERWRITERS' OVER-ALLOTMENT OPTION, THE UNIT PURCHASE OPTION AND THE WARRANTS.

                                  THE COMPANY

BUSINESS OBJECTIVE

    Unity First Acquisition Corp. ("Company") was formed on May 30, 1996 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating business (a "Target Business") which the Company believes has significant growth potential. The Company intends to utilize cash (to be derived from the proceeds of this offering), equity, debt or a combination thereof in effecting a Business Combination. The Company's efforts in identifying a prospective Target Business will be limited to the following industries: (i) the manufacture of analytical and controlling equipment, chemicals and allied products, electronic equipment and medical instrumentation; (ii) health services (including HMOs, laboratories and nursing homes); (iii) environmental services and products; (iv) engineering and construction; (v) wholesale and retail distribution (including discount operations) of home furnishings, office supplies, computers and related products, medical equipment and supplies, apparel and accessories, automotive parts and supplies and food and beverage products; (vi) internet and other new media products and services; and (vii) communications and entertainment ("Target Industries").

    While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, its initial Business Combination must be with a Target Business whose fair market value is at least equal to 80% of the net assets of the Company at the time of such acquisition. Consequently, it is likely that the Company will have the ability to effect only a single Business Combination.

PRIOR INVOLVEMENT OF PRINCIPALS IN "BLANK CHECK" COMPANIES

    The officers and directors of the Company (other than Mr. Norman Leben) have held similar positions in seven other "blank check" companies (i.e., a development stage company that has no specific business plan or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company), each of which as of the date of this Prospectus has both publicly sold its equity securities to finance a Business Combination with a Target Business (an "IPO") and subsequently consummated a Business Combination. Certain information with respect to each such "blank check" company, IPO and Business Combination is set forth below:

                                                                                                               APPROXIMATE
                         DATE OF IPO AND      DATE OF                                                         PERCENTAGE OF
 NAME OF "BLANK CHECK"   APPROXIMATE NET      BUSINESS                                                       TARGET BUSINESS
        COMPANY              PROCEEDS       COMBINATION          NAME AND NATURE OF TARGET BUSINESS             ACQUIRED
-----------------------  ----------------  --------------  -----------------------------------------------  -----------------
RT Associates Inc.         April 1987--      March 1988    Bloc Development Corp.--Software development                48%
                            $2,250,000
RT Acquisition           September 1988--    April 1990    Polyvision Corporation--Manufacture and sale of             20%
  Associates Inc.           $1,525,000                       vision projection systems, architectural
                                                             building panels, modular partitions and
                                                             office products
Trinity Acquisition       August 1990--     August 1991    T-HQ Inc.--Design and marketing of Nintendo and             50%
  Corp.                     $2,250,000                       SEGA games


 NAME OF "BLANK CHECK"    TRADING MARKET
        COMPANY          (TICKER SYMBOL)
-----------------------  ----------------
RT Associates Inc.       NYSE (GML)(1)

RT Acquisition           AMEX (PLI)
  Associates Inc.

Trinity Acquisition      Nasdaq SmallCap
  Corp.                    Market (TOYH)

                                                                                                               APPROXIMATE
                         DATE OF IPO AND      DATE OF                                                         PERCENTAGE OF
 NAME OF "BLANK CHECK"   APPROXIMATE NET      BUSINESS                                                       TARGET BUSINESS
        COMPANY              PROCEEDS       COMBINATION          NAME AND NATURE OF TARGET BUSINESS             ACQUIRED
-----------------------  ----------------  --------------  -----------------------------------------------  -----------------
Trinity Capital          September 1991--   August 1993    SubMicron Systems Corporation--Semi-conductor               37%
  Enterprise Corp.          $9,000,000                       capital equipment manufacturer
Trinity Capital             May 1992--     November 1993   Alliance Entertainment Corp.--Distributor of                20%
  Opportunity Corp.        $21,750,000                       pre- recorded music, accessories and
                                                             entertainment related products
Trinity Six Inc.          August 1993--       May 1995     USCI Inc.--Centralized automated computer-based             48%
                            $9,000,000                       cellular telephone activation systems
Trinity Americas Inc.    February 1994--     March 1996    Brazil Fast Food Corp.--Owner and operator of               43%
                            $9,000,000                       hamburger fast food restaurants in Brazil


 NAME OF "BLANK CHECK"    TRADING MARKET
        COMPANY          (TICKER SYMBOL)
-----------------------  ----------------
Trinity Capital          Nasdaq National
  Enterprise Corp.         Market (SUBM)
Trinity Capital          NYSE (CDS)
  Opportunity Corp.

Trinity Six Inc.         Nasdaq National
                           Market (USCM)
Trinity Americas Inc.    Nasdaq SmallCap
                           Market (BOBS)

------------------------
(1) Bloc Development Corp. was acquired by Global Direct Mail Corp., now known as Tiger Direct Inc. ("Tiger Direct"), in 1995. On November 30, 1995, Tiger Direct ceased to be a reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    There can be no assurance that the Company will be able to effect a Business Combination or that the type of business or the performance of the Target Business, if any, will be similar to that of these other "blank check" companies. See "Management."

OFFERING PROCEEDS HELD IN TRUST

    The proceeds of this offering, after payment of underwriting discounts and the Underwriters' non-accountable expense allowance, will be $6,675,000 ($7,676,250 if the Underwriters' over-allotment option is exercised in full). Ninety percent (90%) of such amount, or $6,007,500 ($6,908,625 if the Underwriters' over-allotment option is exercised in full), will be placed in a trust account (the "Trust Fund"), and invested in United States government securities. The Trust Fund will not be released until the earlier of the consummation of a Business Combination or the liquidation of the Company, which may not occur until 24 months from the consummation of this offering. Therefore, unless and until a Business Combination is consummated, the proceeds held in the Trust Fund will not be available for use by the Company for any expenses related to this offering or expenses which may be incurred by the Company related to the investigation and selection of a Target Business and the negotiation of an agreement to acquire a Target Business. Such expenses may be paid from the proceeds not held in the Trust Fund (approximately $667,500 or $767,625 if the Underwriters' over-allotment option is exercised in full). See "Use of Proceeds."

FAIR MARKET VALUE OF TARGET BUSINESS

    The Company will not acquire a Target Business unless the fair market value of such business, as determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value ("Fair Market Value"), is at least 80% of the net assets of the Company at the time of such acquisition. If the Board of Directors is not able to independently determine that the Target Business has a sufficient Fair Market Value, the Company will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. ("NASD") with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that Fair Market Value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to stockholders of the Company, although copies will be provided to stockholders who request it. The Company will not be required to obtain an opinion from an investment banking firm as to Fair Market

Value if the Board of Directors determines that the Target Business does have sufficient Fair Market Value.

STOCKHOLDER APPROVAL OF BUSINESS COMBINATION

    The Company, after signing a definitive agreement for the acquisition of a Target Business, but prior to the consummation of any Business Combination, will submit such transaction to the Company's stockholders for their approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. All of the Company's stockholders prior to this offering ("Initial Stockholders"), including all of the officers and directors of the Company, have agreed to vote their respective shares of Common Stock owned by them immediately prior to this offering in accordance with the vote of the majority of all the other shares of Common Stock ("Public Shares") voted on any Business Combination. The holders of the Public Shares will be referred to herein as the "Public Stockholders." The Initial Stockholders shall be deemed to be Public Stockholders with respect to any Public Shares they acquire. The Company will proceed with the Business Combination only if the holders of at least a majority of the outstanding shares of Common Stock vote in favor of the Business Combination and less than 20% in interest of the Public Stockholders exercise their conversion rights described below.

CONVERSION RIGHTS

    At the time the Company seeks stockholder approval of any Business Combination, the Company will offer each Public Stockholder the right to have his shares of Common Stock converted to cash if such stockholder votes against the Business Combination and the Business Combination is approved and consummated. The per-share conversion price will be equal to the amount in the Trust Fund (inclusive of any interest thereon) as of the record date for determination of stockholders entitled to vote on such Business Combination, divided by the number of Public Shares. Without taking into account interest, if any, earned on the Trust Fund, the per-share conversion price would be $4.81, or $1.19 less than the per-Unit offering price of $6.00. There will be no distribution from the Trust Fund with respect to the Warrants included in the Units. A Public Stockholder may request conversion of his shares at any time prior to the vote taken with respect to a proposed Business Combination at a meeting held for that purpose, but such request will not be granted unless such stockholder votes against the Business Combination and the Business Combination is approved and consummated. It is anticipated that the funds to be distributed to the Public Stockholders who have their shares converted will be distributed promptly after consummation of a Business Combination. The Initial Stockholders will not have any conversion rights with respect to the shares of Common Stock owned by them immediately prior to this offering. The Company will not consummate any Business Combination if 20% or more in interest of the Public Stockholders exercise their conversion rights.

ESCROW OF PRINCIPALS' SECURITIES

    The shares of the Company's Common Stock owned as of the date hereof by all of the executive officers and directors of the Company and their respective affiliates (excluding, however, their respective spouses and adult children) and by all persons owning 5% or more of the currently outstanding shares of Common Stock (collectively, the "Affiliated Initial Stockholders"), representing in the aggregate approximately 49.8% of the outstanding Common Stock immediately prior to this offering, will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent (the "Escrow Agent"), until the earlier of (i) six months following the consummation of a Business Combination or (ii) the liquidation of the Company. During such escrow period, such persons will not be able to sell their respective shares of Common Stock, but will retain all other rights as stockholders of the Company, including, without limitation, the right to vote such shares of Common Stock. In addition, the Directors' Warrants (as hereinafter defined) will also be deposited with the Escrow Agent, to be released only upon the consummation of a Business Combination. Upon liquidation of the Company, the shares will be cancelled. All other Initial Stockholders ("Non-Affiliated Initial Stockholders") have agreed not to sell their respective shares of Common Stock until the consummation of a Business Combination.

LIQUIDATION IF NO BUSINESS COMBINATION

    In the event that the Company does not consummate a Business Combination within 18 months from the consummation of this offering, or 24 months from the consummation of this offering if the "Extension Criteria" described below have been satisfied, the Company will be dissolved and will distribute to all Public Stockholders in proportion to their respective equity interests in the Company, an aggregate sum equal to the amount in the Trust Fund, inclusive of any interest thereon, plus any remaining net assets of the Company. The Initial Stockholders have waived their respective rights to participate in any liquidation distribution with respect to the shares of Common Stock owned by them immediately prior to this offering. If the Company were to expend all of the net proceeds of this offering, other than the proceeds deposited in the Trust Fund, and without taking into account interest, if any, earned on the Trust Fund, the per-share liquidation price would be $4.81 or $1.19 less than the per-Unit offering price of $6.00. The proceeds deposited in the Trust Fund could, however, become subject to the claims of creditors of the Company which could be prior to the claims of stockholders of the Company. Accordingly, there can be no assurance that the per-share liquidation price will not be less than $4.81, plus interest. There will be no distribution from the Trust Fund with respect to the Warrants included in the Units. Notwithstanding the Company's commitment to liquidate if it is unable to effect a Business Combination within 18 months from the consummation of this offering, if the Company enters into either a letter of intent, an agreement in principle or a definitive agreement to effectuate a Business Combination prior to the expiration of such 18-month period, but is unable to consummate such Business Combination within such 18-month period ("Extension Criteria"), then the Company will have an additional six months in which to consummate that Business Combination contemplated by such letter of intent or definitive agreement, as applicable. If the Company is unable to do so by the expiration of the 24-month period from the consummation of this offering, it will then liquidate. Upon notice from the Company, the trustee of the Trust Fund will commence liquidating the investments constituting the Trust Fund and will turn over the proceeds to the transfer agent for the Common Stock for distribution to the Public Stockholders. The Company anticipates that its instruction to the Trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

    A Public Stockholder shall be entitled to receive funds from the Trust Fund only in the event of a liquidation of the Company or if he seeks to convert his shares into cash in connection with a Business Combination which he voted against and which is actually consummated by the Company. In no other circumstances shall a Public Stockholder have any right or interest of any kind to or in the Trust Fund.

                                  THE OFFERING

Securities offered................  1,250,000 Units, at $6.00 per Unit, each Unit consisting of one share of Common Stock, one Class A Warrant to
                                    purchase one share of Common Stock, and one Class B
                                    Warrant to purchase one share of Common Stock. The
                                    securities comprising the Units will not be separately
                                    transferable until 90 days after the date of this
                                    Prospectus unless GKN informs the Company of its
                                    decision to allow earlier separate trading, but in no
                                    event will GKN allow separate trading of the securities
                                    comprising the Units until the preparation of an audited
                                    balance sheet of the Company reflecting receipt by the
                                    Company of the proceeds of this offering. See
                                    "Description of Securities" and "Underwriting."

Common Stock outstanding prior to
  the offering....................  625,000 shares

Common Stock to be outstanding
  after the offering(1)...........  1,875,000 shares

Warrants:
  Number to be outstanding after
  the offering(2).................  1,350,000 Class A Warrants
                                    1,350,000 Class B Warrants

Exercise price....................  The exercise price of each Class A Warrant is $5.50 per share and the exercise price of each Class B Warrant is
                                    $7.50 per share, subject to adjustment in certain
                                    circumstances. See "Description of Securities."

Exercise period...................  The Warrants will become exercisable on the later of (i)
                                    the consummation of a Business Combination or (ii) one
                                    year from the date of this Prospectus and will expire at
                                    5:00 p.m., New York City time, six years from the date
                                    of this Prospectus.

Redemption........................  The Warrants are redeemable, each as a class, in whole and not in part, at the option of the Company and with
                                    GKN's consent, at a price of $.05 per Warrant at any
                                    time after the Warrants become exercisable upon not less
                                    than 30 days' prior written notice, provided that the
                                    reported closing bid price of the Common Stock equals or
                                    exceeds $8.50 per share, with respect to the Class A
                                    Warrants, and $10.50 per share, with respect to the
                                    Class B Warrants, for the 20 consecutive trading days
                                    ending on the third day prior to the notice of
                                    redemption.

Proposed OTC Bulletin Board
  Symbols.........................  Units:            UFACU
                                    Common Stock:   UFAC
                                    Class A Warrants:  UFACW
                                    Class B Warrants:   UFACZ

------------------------

(1) Does not include (i) 2,700,000 shares of Common Stock reserved for issuance upon the exercise of currently outstanding Directors' Warrants (as hereinafter defined) and the Warrants, (ii) 187,500 shares of Common Stock included in the Units subject to the Underwriters' over-allotment option,
    (iii) 375,000 shares of Common Stock reserved for issuance upon the exercise of the Warrants included in the Units subject to the Underwriters' over-allotment option,
    (iv) 125,000 shares of Common Stock included in the Units reserved for issuance upon exercise of the Unit Purchase Options, (v) 250,000 shares of Common Stock reserved for issuance upon the exercise of the Warrants included in the Units reserved for issuance upon exercise of the Unit Purchase Options, or (vi) 187,500 shares of Common Stock reserved for issuance upon exercise of options available for grant under the Company's 1996 Stock Option Plan. See "Management--Stock Option Plan," "Certain Transactions," and "Underwriting."

(2) Includes 100,000 Class A Warrants and 100,000 Class B Warrants heretofore issued to the Company's officers and directors (collectively, the "Directors' Warrants"). The Directors' Warrants are identical to the Class A Warrants and the Class B Warrants, respectively, except that the Directors' Warrants are not redeemable and cannot be transferred until the consummation of a Business Combination. See "Certain Transactions."

                                USE OF PROCEEDS

    The Company intends to apply substantially all of the net proceeds of this offering, which are estimated to be approximately $6,450,000 ($7,451,250 if the Underwriters' over-allotment option is exercised in full), to acquire a Target Business, including identifying and evaluating prospective acquisition candidates, selecting a Target Business and structuring, negotiating and consummating the Business Combination. The proceeds of this offering, after payment of underwriting discounts and the Underwriters' non-accountable expense allowance, will be $6,675,000 ($7,676,250 if the Underwriters' over-allotment option is exercised in full). Ninety percent (90%) of such amount, or $6,007,500 ($6,908,625 if the Underwriters' over-allotment option is exercised in full), will be held in a trust account established with The Bank of New York until the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company.

    That portion of the net proceeds of this offering that will not be held in the Trust Fund, approximately $442,500 ($542,625 if the Underwriters' over-allotment option is exercised in full), will be used for (i) the performance of "due diligence" investigations of prospective acquisition candidates, (ii) legal, accounting and other expenses attendant to such "due diligence" investigations and to structuring, negotiating and consummating a Business Combination, (iii) legal and accounting fees to be incurred in connection with the Company's obligation to file periodic reports, proxy statements and other informational material with the Securities and Exchange Commission and (iv) the Company's general and administrative expenses, including $7,500 per month payable to Unity Venture Capital Associates Ltd., an affiliate of the Company's directors. See "Use of Proceeds," "Proposed Business" and "Certain Transactions."

                                  RISK FACTORS

    The securities offered hereby involve a high degree of risk and are not subject to the protection of the Rules of the Securities Act of 1933 relating to "blank check" offerings. See "Risk Factors."

                         SUMMARY FINANCIAL INFORMATION

    The following data have been derived from the financial statements of the Company and should be read in conjunction with those statements, which are included in this Prospectus. The "As Adjusted" financial information gives effect to the issuance of the securities in this offering as if such offering had occurred at July 31, 1996.

                                                                                                           JULY 31, 1996
                                                                                                   ------------------------------
                                                                                                     ACTUAL      AS ADJUSTED(1)
                                                                                                   -----------  -----------------
Balance Sheet Data:
Total assets.....................................................................................  $   250,563  $    6,435,063(2)
Working capital (deficit)........................................................................  $   (14,937) $    6,435,063(2)
Total liabilities................................................................................  $   265,500  $      --
Common Stock subject to possible conversion......................................................  $   --       $    1,201,899(3)
Total shareholders' equity (deficit).............................................................  $   (14,937) $    6,435,063(3)

------------------------

(1) Gives effect to the sale of the Units offered hereby and the application of the estimated net proceeds therefrom. See "Underwriting."

(2) Includes $6,007,500 being held in the Trust Fund which will be available to the Company only upon the consummation of a Business Combination within the time period described in this Prospectus. If a Business Combination is not so consummated, the Company will be dissolved and the proceeds held in the Trust Fund will be distributed to the Public Stockholders. See "Use of Proceeds."

(3) In the event the Company consummates a Business Combination, the conversion rights to the Public Stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of Public Shares at a per-share conversion price equal to the amount in the Trust Fund as of the record date for the determination of stockholders entitled to vote on the Business Combination (inclusive of any interest thereon) divided by the number of Public Shares.

                                  THE COMPANY

BUSINESS OBJECTIVE

    The Company was formed to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating business (a "Target Business"). The business objective of the Company is to seek to effect a Business Combination with a Target Business which the Company believes has significant growth potential. The Company intends to utilize cash (to be derived from the proceeds of this offering), equity, debt or a combination thereof in effecting a Business Combination. The Company's efforts in identifying a prospective Target Business will be limited to the following industries: (i) the manufacture of analytical and controlling equipment, chemicals and allied products, electronic equipment and medical instrumentation; (ii) health services (including HMOs, laboratories and nursing homes); (iii) environmental services and products; (iv) engineering and construction; (v) wholesale and retail distribution (including discount operations) of home furnishings, office supplies, computers and related products, medical equipment and supplies, apparel and accessories, automotive parts and supplies and food and beverage products; (vi) internet and other new media products and services; and (vii) communications and entertainment (the "Target Industries").

    To date, the Company's efforts have been limited to organizational activities. The implementation of the Company's business plans are wholly contingent upon the successful sale of the Units offered hereby. See "Proposed Business."

    The Company was organized under the laws of the State of Delaware on May 30, 1996. The Company's office is located at 245 Fifth Avenue, Suite 1500, New York, New York 10016, and its telephone number is (212) 696-4282.

                                  RISK FACTORS

    THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK, INCLUDING, BUT NOT NECESSARILY LIMITED TO, THE SEVERAL FACTORS DESCRIBED BELOW. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS INHERENT IN AND AFFECTING THE BUSINESS OF THE COMPANY AND THIS OFFERING BEFORE MAKING AN INVESTMENT DECISION.

INVESTOR DOES NOT RECEIVE PROTECTION OF CERTAIN RULES RELATING TO "BLANK CHECK"
  COMPANIES
  PROMULGATED UNDER THE SECURITIES ACT OF 1933

    This offering is not being conducted in accordance with Rule 419, promulgated by the Securities and Exchange Commission ("Commission") under the Securities Act ("Rule 419"), which regulates securities offerings by "blank check" companies. Since the Company's net tangible assets will be in excess of $5,000,000 upon its receipt of the proceeds of this offering (as supported through audited financial statements), the Company is not subject to Rule 419. Rule 419 requires that the securities to be issued and the funds received in a blank check offering be deposited and held in an escrow account until an acquisition meeting specified criteria is completed. Before the acquisition can be completed and before the funds and securities can be released, the blank check company is required to update its registration statement with a post-effective amendment and, after the effective date thereof, the blank check company is required to furnish investors with a prospectus (which forms a part of the post-effective amendment to its registration statement) containing specified information, including a discussion of the business and the audited financial statements of the proposed acquisition candidate. According to Rule 419, the investors must have no less than 20 and no more than 45 days from the effective date of the post-effective amendment to decide whether to remain an investor or require the return of their investment funds. Any investor not making such decision within such 45-day period is automatically entitled to receive a return of his investment funds. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Rule 419 further provides that if the blank check company does not complete an acquisition meeting the specified criteria within 18 months, all of the deposited funds must be returned to investors.

RECENTLY ORGANIZED "DEVELOPMENT STAGE" COMPANY; LIMITED RESOURCES; NO PRESENT
  SOURCE OF REVENUES

    The Company, which was organized on May 30, 1996 and is in the development stage, has not as yet attempted to seek a Business Combination. Although the Company's President and two of its three other directors have had prior experience relating to the identification, evaluation and acquisition of a Target Business, the Company has no such experience and, accordingly, there is only a limited basis upon which to evaluate the Company's prospects for achieving its intended business objectives. To date, the Company's efforts have been limited primarily to organizational activities and this offering. The Company has limited resources and has had no revenues to date. In addition, the Company will not achieve any revenues (other than interest income upon the proceeds of this offering) until, at the earliest, the consummation of a Business Combination. Moreover, there can be no assurance that any Target Business, at the time of the Company's consummation of a Business Combination, or at any time thereafter, will derive any material revenues from its operations or operate on a profitable basis. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

AUDITORS' REPORT CONTAINS "GOING CONCERN" QUALIFICATION

    The report of independent public accountants on the Company's financial statements includes an explanatory paragraph with respect to the Company being in its development stage, which raises substantial doubt about its ability to continue as a going concern. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements of the Company included elsewhere in this Prospectus.

POSSIBLE LIQUIDATION OF THE COMPANY; PER-SHARE LIQUIDATION PRICE LESS THAN
  PUBLIC OFFERING PRICE; WARRANTS EXPIRE WORTHLESS IN EVENT OF LIQUIDATION

    If the Company does not consummate a Business Combination within 18 months from the consummation of this offering, or 24 months from the consummation of this offering if the Extension Criteria have been satisfied, the Company will be dissolved and will distribute to all Public Stockholders, in proportion to their respective equity interests in the Company, an aggregate sum equal to the amount in the Trust Fund, inclusive of any interest thereon, plus any remaining net assets of the Company. It is likely that, in the event of any such liquidation, the per-share liquidation distribution will be less than the initial per-share public offering price (assuming no value is attributed to the Warrants included in the Units offered hereby) as a consequence of the expenses of this offering and the anticipated costs which will be incurred by the Company in seeking a Business Combination. If the Company were to expend all of the net proceeds of this offering not held in the Trust Fund prior to liquidation, and without taking into account interest, if any, earned on the Trust Fund, the per-share liquidation price would be $4.81, or $1.19 less than the per-Unit offering price of $6.00. The proceeds deposited in the Trust Fund could, however, become subject to the claims of creditors of the Company which could be prior to the claims of stockholders of the Company. Accordingly, there can be no assurance that the per-share liquidation price will not be less than $4.81, plus interest. There will be no distribution from the Trust Fund with respect to the Warrants included in the Units and, accordingly, the Warrants will expire worthless in the event of a liquidation prior to the consummation of a Business Combination. The Initial Stockholders have waived their respective rights to participate in any liquidation distribution with respect to the shares of Common Stock owned by them immediately prior to this offering.

    A Public Stockholder shall be entitled to receive funds from the Trust Fund only in the event of a liquidation or in the event he seeks to convert his shares into cash in connection with a Business

Combination which he voted against and which is actually consummated by the Company. In no other circumstances shall a Public Stockholder have any right or interest of any kind to and in the Trust Fund.

UNSPECIFIED INDUSTRY AND TARGET BUSINESS; UNASCERTAINABLE RISKS

    To date, the Company has not selected any particular industry from the Target Industries or any Target Business on which to concentrate its search for a Business Combination. Accordingly, there is no current basis for prospective investors to evaluate the possible merits or risks of the Target Business or the particular industry in which the Company may ultimately operate. However, in connection with seeking stockholder approval of a Business Combination, the Company intends to furnish its stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, among other matters, will include a description of the operations of the Target Business and audited historical financial statements thereof. To the extent the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. Although Management will endeavor to evaluate the risks inherent in a particular Target Business or industry, there can be no assurance that the Company will properly ascertain or assess all such significant risk factors. See "Proposed Business--'Blank Check' Offering."

DETERMINATION OF FAIR MARKET VALUE

    The Fair Market Value of the Target Business will be determined by the Board of Directors of the Company, unless the Board of Directors is not able to independently determine that the Target Business has sufficient Fair Market Value. Therefore, the Board of Directors has significant discretion in determining whether a Target Business is suitable for a proposed Business Combination and, since each of the directors of the Company owns shares of the Company's Common Stock which will be released from escrow only if a Business Combination is successfully consummated, the Board of Directors may have a conflict of interest in determining the Fair Market Value of a Target Business. The Board of Directors, however, has a fiduciary duty under the laws of Delaware to act in the best interests of all of the Company's stockholders, particularly when faced with a conflict of interest. See "Management--Conflicts of Interest."

UNCERTAIN STRUCTURE OF BUSINESS COMBINATION; REDUCTION IN STOCKHOLDER EQUITY
  INTEREST

    The structure of a Business Combination with a Target Business, which may take the form of a merger, exchange of capital stock or asset acquisition, cannot be presently determined since neither the Company's officers or directors nor their respective affiliates have had any preliminary contacts, discussions or understandings with representatives of any potential Target Business regarding the possibility of a Business Combination. The Company may use the funds held in the Trust Fund as part of the consideration for the Business Combination or may issue additional Shares of Common Stock or shares of Preferred Stock, or incur debt, or any combination thereof. In the event the Company issues capital stock, the equity interest of the stockholders may be significantly reduced. See "Proposed Business--'Blank Check' Offering--Selection of a Target Business and Structuring a Business Combination."

DISCRETIONARY USE OF PROCEEDS

    The Company's Management has broad discretion with respect to the specific application of the net proceeds of this offering, although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a Business Combination in one of the Target Industries discussed under "The Company--Business Objectives." See "Use of Proceeds" and "Proposed Business--'Blank Check' Offering."

ABSENCE OF CURRENT SUBSTANTIVE DISCLOSURE RELATING TO BUSINESS COMBINATIONS

    As of the date of this Prospectus, the Company has not identified a prospective Target Business and, accordingly, investors in this offering do not currently have any substantive information available for consideration of any Business Combination. Notwithstanding the foregoing, in connection with seeking stockholder approval of a Business Combination, the Company intends to furnish its stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which will include a description of the operations of the Target Business and audited historical financial statements thereof. Such proxy solicitation materials will be filed with, and be subject to the review of, the Commission. See "Use of Proceeds" and "Proposed Business--'Blank Check' Offering."

LIMITED ABILITY TO EVALUATE TARGET BUSINESS MANAGEMENT

    While the Company's ability to successfully effect a Business Combination will be dependent upon the efforts of its officers and directors, the future role of such persons, if any, in the Target Business cannot presently be stated with any certainty. While it is possible that one or more of these persons will remain associated in some capacity with the Company following a Business Combination, it is unlikely that any of them will devote their full efforts to the affairs of the Company subsequent thereto. Moreover, there can be no assurance that such persons will have significant experience or knowledge relating to the operations of the particular Target Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective Target Business in connection with evaluating the desirability of effecting a Business Combination, there can be no assurance that the Company's assessment of such management will prove to be correct, especially in light of the possible inexperience of the Company's officers and directors in evaluating certain types of businesses. In addition, there can be no assurance that such future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. The Company may also seek to recruit additional managers to supplement the incumbent management of the Target Business. There can be no assurance that the Company will have the ability to recruit such additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management. See "Proposed Business--'Blank Check' Offering."

TARGET BUSINESS' INTERESTS IN EFFECTING BUSINESS COMBINATION MAY BE ADVERSE TO
  INVESTORS' INTERESTS

    While a prospective Target Business may deem a Business Combination with the Company desirable for diverse reasons, a Business Combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. See the risk factors herein entitled "Unspecified Industry and Target Business; Unascertainable Risks" and "No Assurance of Public Market; Arbitrary Determination of Offering Price."

PROBABLE LACK OF BUSINESS DIVERSIFICATION

    While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, its initial Business Combination must be with a Target Business which satisfies the Fair Market Value criteria at the time of such acquisition. Consequently, it is likely that the Company will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. The Company's probable lack of diversification may subject the Company to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which the Company may operate subsequent to a Business Combination. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Consequently, there can be no assurance that the Target Business will prove to be commercially viable. See "Proposed Business--'Blank Check' Offering."

DEPENDENCE UPON KEY PERSONNEL

    The ability of the Company to successfully effect a Business Combination will be largely dependent upon the efforts of Lawrence Burstein, the Company's President. The Company has not entered into an employment agreement with Mr. Burstein or obtained any "key man" life insurance on his life. The loss of Mr. Burstein's services could have a material adverse effect on the Company's ability to successfully achieve its business objectives. None of the Company's officers and directors are required to commit their full time to the affairs of the Company. Accordingly, conflicts of interest may arise in the allocation of management time among various business activities. In addition, the success of the Company may be dependent upon its ability to retain additional personnel with specific knowledge or skills who may be necessary to assist the Company in evaluating a potential Business Combination. There can be no assurance that the Company will be able to retain such necessary additional personnel. See "Proposed Business--Employees" and "Management--Conflicts of Interest."

COMPETITION

    The Company expects to encounter intense competition from other entities having a business objective similar to that of the Company. Many of these entities are well-established and have extensive experience in connection with identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, personnel and other resources than the Company and there can be no assurance that the Company will have the ability to compete successfully. The Company's financial resources will be relatively limited when contrasted with those of many of its competitors. This inherent competitive limitation may compel the Company to select certain less attractive Business Combination prospects. See "Proposed Business--'Blank Check' Offering--Selection of a Target Business and Structuring a Business Combination."

CONFLICTS OF INTEREST

    None of the Company's officers and directors are required to commit their full time to the affairs of the Company; therefore, such persons may have conflicts of interest in allocating management time among various business activities. Certain of these persons may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by the Company. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In order to reduce potential conflicts of interest, the Company's officers and directors have agreed that they will offer all suitable prospective Target Businesses to the Company before any other company until the earlier of a Business Combination or the liquidation of the Company. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present certain business opportunities to such corporation. Accordingly, as a result of multiple business affiliations, certain of the Company's officers and directors may have similar legal obligations to present certain business opportunities to multiple entities.

    Conflicts of interest may also arise between the Company and Unity Venture Capital Associates Ltd. ("Unity"). Pursuant to a general and administrative services agreement, the Company is obligated to pay Unity a monthly fee of $7,500 for general and administrative services, including the use of approximately 500 square feet of office space in premises occupied by Unity. Mr. Burstein is the President and principal shareholder of Unity. Norman Leben, as well as John Cattier and Barry Ridings, each a director of the Company, are also shareholders of Unity. Dalessio, Millner & Leben ("DML"), an accounting firm of which Mr. Leben is a partner, affords Unity the use of such space at a monthly rental of $2,000. DML, which has performed bookkeeping, tax and accounting services for certain of the "blank check" companies of which Messrs. Burstein, Cattier and Ridings have been directors and shareholders from their inceptions through the consummation of their respective Business Combinations, is expected to perform similar services for the Company at an aggregate cost of approximately $12,000 per annum. DML may also perform financial "due diligence" services for the Company in connection with its evaluation of prospective Target Businesses for a Business Combination. In addition, Unity has made non-interest demand loans aggregating approximately $50,000 to the Company as of the date of this Prospectus to cover expenses related to this offering. The Company intends to repay these loans, as well as both those accrued general and administrative expenses owed to Unity discussed above, out of the proceeds of this offering. See "Management--Conflicts of Interest" and "Certain Transactions."

POSSIBLE NEED FOR ADDITIONAL FINANCING

    The Company has had no revenues to date and is entirely dependent upon the proceeds of this offering to commence operations relating to selection of a prospective Target Business. The Company will not achieve any revenues (other than interest income derived from investment of the net proceeds of this offering) until, at the earliest, the consummation of a Business Combination. Although the Company believes that the proceeds of this offering will be sufficient to effect a Business Combination, inasmuch as the Company has not yet identified any prospective Target Business candidates, the Company cannot ascertain with any degree of certainty the capital requirements for any particular transaction. In the event that the net proceeds of this offering prove to be insufficient for purposes of effecting a Business Combination (because of the size of the Business Combination or the depletion of the net proceeds in search of a Target Business), the Company will be required to seek additional financing. There can be no assurance that such financing would be available on acceptable terms, if at all. To the extent that such additional financing proves to be unavailable when needed to consummate a particular Business Combination, the Company would, in all likelihood, be compelled to restructure the transaction or abandon that particular Business Combination and seek an alternative Target Business candidate. In addition, in the event of the consummation of a Business Combination, the Company may require additional financing to fund the operations or growth of the Target Business. The failure by the Company to secure such additional financing could have a material adverse effect on the continued development or growth of the Target Business. See "Proposed Business--'Blank Check' Offering--Selection of a Target Business and Structuring of a Business Combination."

RISKS OF LEVERAGE

    The Company may borrow money to consummate the Business Combination or assume or refinance the indebtedness of the Target Business if the Company's management deems it to be beneficial to the Company. There is no legal limit on the amount of leverage that the Company may incur. Among the possible adverse effects of any such leverage are: (i) if the Company's operating revenues after the Business Combination were insufficient to pay debt services, there would be a risk of default and foreclosure on the Company's assets; (ii) if a loan agreement contains covenants that require the maintenance of certain financial ratios or reserves, and any such covenant is breached without a waiver or renegotiation of the terms of that covenant, then the lender could have the right to accelerate the payment of the indebtedness even if the Company has made all principal and interest payments when due; (iii) if the interest rate on a loan fluctuated or the loan was payable on demand, the Company would bear the risk of variations in the interest rate or demand for payment; and (iv) if the terms of a loan did not provide for amortization prior to maturity of the full amount borrowed and the "balloon" payment could not be refinanced at maturity on acceptable terms, the Company might be required to seek additional financing and, to the extent that additional financing were not available on acceptable terms, to liquidate its assets. See "Proposed Business--'Blank Check' Offering--Selection of a Target Business and Structuring of a Business Combination" and "Description of Securities."

AUTHORIZATION OF ADDITIONAL SECURITIES

    The Company's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of Common Stock. Upon completion of this offering (assuming no exercise of the Underwriters' over-allotment option), there will be 14,862,500 authorized but unissued shares of Common Stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of the Warrants, the Unit Purchase Option and the Directors' Warrants and for future grants under the Company's 1996 Stock Option Plan). The Company's Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. However, the Underwriting Agreement between the Company and the Underwriters (the "Underwriting Agreement") prohibits the Company from issuing shares of Common Stock prior to a Business Combination. Although the Company has no commitments as of the date of this Prospectus to issue any additional shares of Common Stock, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Public Stockholders will occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of the Company may occur which may affect, among other things, the Company's ability to utilize its net operating loss carryforwards, if any. Furthermore, the issuance of a substantial number of shares of Common Stock may adversely affect prevailing market prices, if any, for the Common Stock and could impair the Company's ability to raise additional capital through the sale of its equity securities. See "Proposed Business--'Blank Check' Offering-- Selection of a Target Business and Structuring of a Business Combination" and "Description of Securities."

    The Company's Certificate of Incorporation also authorizes the issuance of 5,000 shares of "blank check" preferred stock ("Preferred Stock") with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock, although the Underwriting Agreement prohibits the Company, prior to a Business Combination, from issuing Preferred Stock which participates in any manner in the proceeds of the Trust Fund, or which votes as a class with the Common Stock on a Business Combination. The Company may issue some or all of such shares in connection with a Business Combination. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company does not currently intend to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future. See "Proposed Business--'Blank Check' Offering--Selection of a Target Business and Structuring of a Business Combination" and "Description of Securities."

REGULATORY STRICTURES OF "INVESTMENT COMPANY" STATUS

    The regulatory scope of the Investment Company Act of 1940, as amended ("Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the definitional scope of certain provisions of the Investment Company Act. The Company believes that its anticipated principal activities, which will involve acquiring control of an operating company, will not subject the Company to regulation under the Investment Company Act. Nevertheless, there can be no assurance that the Company will not be deemed to be an investment company, especially during the period prior to a Business Combination. In the event the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of its investments and the issuance of securities. In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, recordkeeping, voting, proxy, disclosure and other rules and regulations. In the event of characterization of the Company as an investment company, the failure by the Company to satisfy regulatory requirements, whether on a timely basis or at all, would, under certain circumstances, have a material adverse effect on the Company. See "Proposed Business--Investment Company Act Considerations."

TAX CONSIDERATIONS

    As a general rule, Federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax treatment to the Company, the Target Business and their respective stockholders. There can be no assurance, however, that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent to the Company's tax treatment of a consummated Business Combination. To the extent the IRS or state tax authorities ultimately prevail in recharacterizing the tax treatment of a Business Combination, there may be adverse tax consequences to the Company, the Target Business and their respective stockholders. See "Proposed Business--'Blank Check' Offering-- Selection of a Target Business and Structuring of a Business Combination."

CURRENT PROSPECTUS AND STATE BLUE SKY REGISTRATION REQUIRED IN CONNECTION WITH
  EXERCISE OF WARRANTS

    Beginning on the later of the consummation of a Business Combination or one year from the date of this Prospectus, the Company will be able to issue shares of its Common Stock upon exercise of the Warrants only if there is then a current prospectus relating to the Common Stock issuable upon the exercise of the Warrants under an effective registration statement filed with the Commission, and only if such Common Stock is qualified for sale or exempt from qualification under applicable state securities laws of the jurisdictions in which the various holders of Warrants reside. Although the Company has agreed to maintain an effective Registration Statement, there can be no assurance that the Company will be able to do so. The Warrants may be deprived of any value and the market for the Warrants may be limited if a then current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not effective pursuant to an effective registration statement or if such Common Stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the Warrants reside. See "Description of Securities."

CONTROL BY PRESENT STOCKHOLDERS

    Upon consummation of this offering, the Initial Stockholders, including the present management of the Company, will collectively own approximately 33.3% of the then-issued and outstanding shares of Common Stock (assuming no exercise of the Underwriters' over-allotment option). In the election of directors, stockholders are not entitled to cumulate their votes for nominees. Accordingly, it is likely that the Initial Stockholders will be able to elect all of the Company's directors and otherwise direct the affairs of the Company. See "Principal Stockholders," "Certain Transactions" and "Description of Securities."

NO ASSURANCE OF PUBLIC MARKET; ARBITRARY DETERMINATION OF OFFERING PRICE

    Prior to this offering, there has been no public trading market for the Units, Common Stock, Class A Warrants or Class B Warrants. The initial public offering price of the Units and the exercise prices of the Class A Warrants and the Class B Warrants have been arbitrarily determined by negotiations between the Company and the Underwriters, and bear no relationship to such established valuation criteria as assets, book value or prospective earnings. There is no assurance that a regular trading market will develop for the Company's securities or that, if developed, that any such market will be sustained. The Underwriters have advised the Company that they currently intend to serve as market makers in the Company's securities but are not obligated to do so and any market making may be discontinued at any time. See "Underwriting."

OTC BULLETIN BOARD

    The Company's securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD sponsored and operated inter-dealer automated quotation system for equity securities not included in The Nasdaq Stock Market, as well as in the NQB Pink Sheets published by National Quotation Bureau Incorporated. The OTC Bulletin Board was introduced as an alternative to "pink sheet" trading of over-the-counter securities. Although the Company believes that the OTC Bulletin Board has been recognized by the brokerage community as an acceptable alternative to the NQB Pink Sheets, there can be no assurance that the liquidity and prices of the Units in the secondary market will not be adversely affected. See "Underwriting."

IMMEDIATE DILUTION; DISPARITY OF CONSIDERATION

    This offering involves an immediate and substantial dilution of $2.57 per share (approximately 43.0% of the public offering price) between the pro forma net tangible book value per share after the offering of $3.43 and the public offering price of $6.00 per share allocable to the share of Common Stock included in the Units (assuming no value is attributed to the Warrants included in the Units). The Initial Stockholders acquired their shares of Common Stock at a nominal price and, accordingly, new investors will bear virtually all of the risks inherent in an investment in the Company. See "Dilution."

SHARES ELIGIBLE FOR FUTURE SALE

    All of the 625,000 shares of Common Stock issued and outstanding as of the date of this Prospectus are "restricted securities," as that term is defined under Rule 144 ("Rule 144"), promulgated by the Commission under the Securities Act. None of such shares will be eligible for sale under Rule 144 prior to May 30, 1998. Notwithstanding such eligibility, the Affiliated Initial Stockholders have agreed not to sell their respective shares of Common Stock prior to six months following the consummation of a Business Combination and the Non-Affiliated Initial Stockholders have agreed not to sell their respective shares of Common Stock, which were acquired prior to the date of this Prospectus, prior to the occurrence of a Business Combination.

    An additional 200,000 shares of Common Stock, which have been registered pursuant to the Registration Statement of which this Prospectus forms a part, are issuable upon the exercise of the Directors' Warrants. The Directors' Warrants, however, will not be transferable until the consummation of a Business Combination.

    No prediction can be made as to the effect, if any, that sales of such 625,000 restricted shares of Common Stock and such 200,000 registered shares of Common Stock, or the availability of such shares for sale, will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. See "Certain Transactions" and "Shares Eligible for Future Sale."

DIVIDENDS UNLIKELY

    The Company has not paid any dividends on its Common Stock to date and does not intend to pay dividends prior to the consummation of a Business Combination. The payment of dividends in the future will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. See "Description of Securities--Dividends."

OUTSTANDING WARRANTS

    In connection with this offering, as part of the Units, the Company will be issuing Warrants to purchase 2,500,000 shares of Common Stock (2,875,000 if the Underwriters' over-allotment option is exercised in full). Additionally, the Company issued Directors' Warrants to purchase 200,000 shares of Common Stock and will issue the Unit Purchase Option entitling the Underwriter to purchase up to 375,000 shares of Common Stock. To the extent shares of Common Stock are to be issued by the Company to effect a Business Combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could increase the cost to the Company of the Target Business (in terms of number of shares required to be issued). See "Description of Securities--Warrants."

POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS

    The Warrants may be redeemed by the Company, at a price of $.05 per Warrant, at any time they are exercisable, subject to not less than 30 days prior written notice to the holders thereof, provided that the last sale price of the Common Stock had been at least $8.50 per share for the redemption of the Class A Warrants and at least $10.50 per share for the redemption of the Class B Warrants, respectively, for the 20 consecutive trading days ending on the third day prior to the day on which notice is given. Notice of the redemption of the Warrants could force the holders thereof to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for them to do so, to sell the Warrants, or accept the redemption price which is likely to be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities--Warrants."

                                USE OF PROCEEDS

    The net proceeds to the Company, after offering expenses and underwriting discounts of approximately $1,050,000 ($1,173,750 if the Underwriters' over-allotment option is exercised in full), from the sale of the Units offered hereby are estimated to be $6,450,000 ($7,451,250 if the Underwriters' over-allotment option is exercised in full). The Company will use substantially all of the net proceeds of this offering to acquire a Target Business, including identifying and evaluating prospective acquisition candidates, selecting the Target Business, and structuring, negotiating and consummating the Business Combination. The Company will not acquire a Target Business unless it satisfies the Minimum Valuation Standard at the time of such acquisition. To the extent that securities of the Company are used in whole or in part as consideration to effect a Business Combination, the balance of the net proceeds of this offering not theretofore expended will be used to finance the operations of the Target Business.

    The proceeds of this offering, after payment of underwriting discounts and the Underwriters' non-accountable expense allowance, will be $6,675,000 ($7,676,250 if the Underwriters' over-allotment option is exercised in full). Ninety percent (90%) of such amount, or $6,007,500 ($6,908,625 if the Underwriters' over-allotment option is exercised in full), will be placed in the Trust Fund to be maintained by The Bank of New York, 51 West 52nd Street, New York, New York 10016, as trustee, until the earlier of (i) the consummation of a Business Combination or (ii) the liquidation of the Company. Therefore, unless and until a Business Combination is consummated, the proceeds held in the Trust Fund will not be available for use by the Company for any expenses related to this offering or expenses which may be incurred by the Company related to the investigation and selection of a Target Business and the negotiation of an agreement to acquire the Target Business. The trustee of the Trust Fund is only authorized to invest the funds in certain government, quasi-government and investment grade debt securities and to disburse the funds as indicated above; it has no other duties or obligations.

    Approximately $50,000 as of the date of this Prospectus has been advanced by Unity on a non-interest bearing demand basis, for payment on the Company's behalf of certain expenses of this offering. Such advances will be repaid out of the gross proceeds of this offering.

    The net proceeds not held in the Trust Fund, approximately $442,500 ($542,625 if the Underwriters' over-allotment option is exercised in full), will be used for, or in connection with (i) the performance of "due diligence" investigations of prospective acquisition candidates, (ii) legal, accounting and other expenses attendant to such "due diligence" investigations and to structuring, negotiating and consummating a Business Combination, and (iii) legal and accounting fees to be incurred in connection with the Company's obligation to file periodic reports, proxy statements and other informational material with the Securities and Exchange Commission. In addition, the Company has been obligated to pay to Unity, since June 1, 1996, a monthly fee of $7,500 for general and administrative expenses. Such general and administrative expenses have been accrued and will be paid to Unity out of that portion of the net proceeds not held in the Trust Fund. See "Certain Transactions."

    Proceeds of this offering not immediately required for the purposes set forth above will be invested in United States Government securities or other high-quality, short-term interest-bearing investments, provided, however, that the Company will attempt to invest the net proceeds in a manner which does not result in the Company being deemed to be an investment company under the Investment Company Act. The Company believes that, in the event a Business Combination is not effected during the 18-month period from the date of the consummation of this offering, unless extended to 24 months as discussed elsewhere herein, and to the extent that a significant portion of the net proceeds is not used in evaluating various prospective Target Businesses, the interest income derived from investment of the net proceeds during such period will be sufficient to defray continuing general and administrative expenses, as well as costs relating to compliance with securities laws and regulations (including associated professional fees).

    A Public Stockholder shall be entitled to receive funds from the Trust Fund only in the event of a liquidation or if he seeks to convert his shares into cash in connection with a Business Combination which he voted against and which is actually consummated by the Company. In no other circumstances shall a Public Stockholder have any right or interest of any kind or in the Trust Fund.

                                    DILUTION

    The difference between the public offering price per share of Common Stock (assuming no value is attributed to the Warrants included in the Units) and the pro forma net tangible book value per share of Common Stock of the Company after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock.

    At July 31, 1996, the net tangible book value of the Company was $(264,937), or $(.42) per share of Common Stock. After giving effect to the sale of 1,250,000 shares of Common Stock included in the Units offered hereby and the application of the estimated net proceeds therefrom, the pro forma net tangible book value of the Company at July 31, 1996 would have been $6,435,063, or $3.43 per share of Common Stock, representing an immediate increase in net tangible book value of $3.85 per share to existing stockholders and an immediate dilution of $2.57 (approximately 43%) per share to new investors. The following table illustrates the foregoing information with respect to dilution to new investors on a per-share basis (assuming no value is attributed to the Warrants included in the Units):

Public offering price per share of Common Stock....................             $    6.00
  Net tangible book value before this offering.....................  $    (.42)
  Increase attributable to new investors...........................       3.85
                                                                     ---------
Pro forma net tangible book value after this offering..............                  3.43
                                                                                ---------
Dilution to new investors..........................................             $    2.57
                                                                                ---------
                                                                                ---------

    The following table sets forth, with respect to Initial Stockholders and new investors, a comparison of the number of shares of Common Stock acquired from the Company, the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share:

                                                       SHARES PURCHASED(1)       TOTAL CONSIDERATION       AVERAGE
                                                     -----------------------  -------------------------   PRICE PER
                                                       AMOUNT    PERCENTAGE      AMOUNT     PERCENTAGE      SHARE
                                                     ----------  -----------  ------------  -----------  -----------
Initial Stockholders...............................     625,000        33.3%  $         63          --%   $    .0001
New Investors......................................   1,250,000        66.7%  $  7,500,000       100.0%   $   6.00
                                                     ----------       -----   ------------       -----
    Total..........................................   1,875,000       100.0%  $  7,500,063       100.0%
                                                     ----------       -----   ------------       -----
                                                     ----------       -----   ------------       -----

------------------------

(1) The above table assumes no exercise of the Underwriters' over-allotment option. If the Underwriters' over-allotment option is exercised in full, the new investors will have paid $8,625,000 for 1,437,500 shares of Common Stock, representing virtually 100.0% of the total consideration for approximately 69.7% of the total number of shares of Common Stock then outstanding. See "Underwriting."

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company at July 31, 1996 and as adjusted to give effect to the sale of the Units being offered hereby and the application of the estimated net proceeds therefrom:

                                                                                         ACTUAL    AS ADJUSTED
                                                                                       ----------  ------------
Shareholders' equity:
  Common Stock, subject to possible conversion, 249,875 shares at conversion value...  $   --      $  1,201,899
  Preferred Stock, $.01 par value, 5,000 shares authorized; none issued..............      --           --
  Common Stock, $.0001 par value, 20,000,000 shares authorized; 625,000 shares issued and outstanding; 1,625,125 shares issued and outstanding (excluding 249,875
    shares subject to possible conversion), as adjusted..............................          63           163
  Capital in excess of par value.....................................................      --         5,248,001
  Deficit accumulated during development stage.......................................     (15,000)      (15,000)
                                                                                       ----------  ------------
    Total shareholders' equity.......................................................  $  (14,937) $  6,435,063
                                                                                       ----------  ------------
                                                                                       ----------  ------------

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The Company, a development stage entity, was formed on May 30, 1996 to serve as a vehicle to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating business (a "Target Business") which the Company believes has significant growth potential. The Company intends to utilize cash (to be derived from the proceeds of this offering), equity, debt or a combination thereof in effecting a Business Combination. The Company's efforts in identifying a prospective Target Business will be limited to the following industries: (i) the manufacture of analytical and controlling equipment, chemicals and allied products, electronic equipment and medical instrumentation; (ii) health services (including HMOs, laboratories and nursing homes); (iii) environmental services and products; (iv) engineering and construction; (v) wholesale and retail distribution (including discount operations) of home furnishings, office supplies, computers and related products, medical equipment and supplies, apparel and accessories, automotive parts and supplies and food and beverage products; (vi) internet and other new media products and services; and (vii) communications and entertainment. It has neither engaged in any operations nor generated any revenues to date. The Company's entire activity since its inception has been to prepare for its proposed fundraising through an offering of equity securities as contemplated by this Prospectus.

    The net proceeds to the Company, after offering expenses and underwriting discounts of approximately $1,050,000 ($1,173,750 if the Underwriters' over-allotment option is exercised in full), from the sale of the Units offered hereby are estimated to be $6,450,000 ($7,451,250 if the Underwriters' over-allotment option is exercised in full). The Company will use substantially all of the net proceeds of this offering to acquire a Target Business, including identifying and evaluating prospective acquisition candidates, selecting the Target Business, and structuring, negotiating and consummating the Business Combination. The Company will not acquire a Target Business unless it satisfies the Fair Market Value criteria at the time of such acquisition. To the extent that securities of the Company are used in whole or in part as consideration to effect a Business Combination, the balance of the net proceeds of this offering not theretofore expended will be used to finance the operations of the Target Business.

    The net proceeds not held in the Trust Fund, approximately $442,500 ($542,625 if the Underwriters' over-allotment option is exercised in full), will be used for, or in connection with (i) the performance of "due diligence" investigations of prospective acquisition candidates, (ii) legal, accounting and other expenses attendant to such "due diligence" investigations and to structuring, negotiating and consummating a Business Combination, and (iii) legal and accounting fees to be incurred in connection with the Company's obligation to file periodic reports, proxy statements and other informational material with the Securities and Exchange Commission. In addition, the Company has been obligated to pay to Unity, since June 1, 1996, a monthly fee of $7,500 for general and administrative expenses. Through July 31, 1996, $15,000 of such general and administrative expenses have been accrued and will be paid to Unity out of that portion of the net proceeds not held in the Trust Fund. In addition, since May 1996, approximately $50,000 has been advanced by Unity, on a non-interest bearing basis, for payment on the Company's behalf of certain expenses of this offering. Such amounts will also be paid to Unity out of that portion of the net proceeds not held in the Trust Fund. See "Certain Transactions."

    The report of independent public accountants on the Company's financial statements includes an explanatory paragraph with respect to the Company being in its development stage, which raises substantial doubt about its ability to continue as a going concern.

                               PROPOSED BUSINESS

INTRODUCTION

    The Company was formed to serve as a vehicle for the acquisition of a Target Business which the Company believes has significant growth potential. The Company intends to utilize cash (derived from the proceeds of this offering), equity, debt or a combination of these in effecting a Business Combination. The Company's efforts in identifying a prospective Target Business will be limited to the Target Industries. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, the Company will, in all likelihood, have the ability, as a result of its limited resources, to effect only a single Business Combination. The Company may effect a Business Combination with a Target Business which may be financially unstable or in its early stages of development or growth.

"BLANK CHECK" OFFERING

    BACKGROUND. As a result of Management's broad discretion with respect to the specific application of the net proceeds of this offering, this offering can be characterized as a "blank check" offering. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a Business Combination, subject to the limitation concerning Target Industries discussed under "--Introduction", such proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in the Company without an opportunity to evaluate the specific merits or risks of any one or more Business Combinations. A Business Combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws.

    UNSPECIFIED INDUSTRY AND TARGET BUSINESS. To date, the Company has not selected any particular industry from the Target Industries or any Target Business on which to concentrate its search for a Business Combination. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the Target Business or the particular industry in which the Company may ultimately operate. To the extent the Company effects a Business Combination with a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), the Company will become subject to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, to the extent that the Company effects a Business Combination with an entity in an industry characterized by a high level of risk, the Company will become subject to the currently unascertainable risks of that industry. An extremely high level of risk frequently characterizes certain industries which experience rapid growth. In addition, although Management will endeavor to evaluate the risks inherent in a particular industry or Target Business, there can be no assurance that the Company will properly ascertain or assess all significant risk factors.

    PROBABLE LACK OF BUSINESS DIVERSIFICATION. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, its initial Business Combination must be with a Target Business which satisfies the Minimum Valuation Standard at the time of such acquisition. Consequently, it is likely that the Company will have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several Business Combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. The Company's probable lack of diversification may subject the Company to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which the

Company may operate subsequent to a Business Combination. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Accordingly, notwithstanding the possibility of capital investment in and management assistance to the Target Business by the Company, there can be no assurance that the Target Business will prove to be commercially viable. Prior to the consummation of a Business Combination, the Company has no intention of either loaning any of the proceeds of this offering to any company or purchasing a minority equity interest in any company.

    OPPORTUNITY FOR STOCKHOLDER EVALUATION OR APPROVAL OF BUSINESS
COMBINATION. The investors in this offering will, in all likelihood, neither receive nor otherwise have the opportunity to evaluate any financial or other information which will be made available to the Company in connection with selecting a potential Business Combination until after the Company has entered into an agreement to effectuate a Business Combination. As a result, investors in this offering will be almost entirely dependent on the judgment of Management in connection with the selection and ultimate consummation of a Business Combination. Such agreement to effectuate a Business Combination, however, will be subject to stockholder approval as discussed elsewhere herein. In connection with seeking stockholder approval of a Business Combination, the Company intends to furnish its stockholders with proxy solicitation materials prepared in accordance with the Exchange Act, which, among other matters, will include a description of the operations of the Target Business and audited historical financial statements thereof.

    Under the Delaware General Corporation Law, various forms of Business Combinations can be effected without stockholder approval. In addition, the form of Business Combination will have an impact upon the availability of dissenters' rights (i.e., the right to receive fair payment with respect to the Company's Common Stock) to stockholders disapproving the proposed Business Combination. Under current applicable laws, only a merger, consolidation or share exchange may give rise to a stockholder vote and to dissenters' rights. Nevertheless, the Company will afford to investors in this offering the right to approve any Business Combination, irrespective of whether such approval would be required under applicable Delaware law. In the event, however, that 20% or more in interest of Public Stockholders vote against approval of any Business Combination, the Company will not consummate such Business Combination. All of the Initial Stockholders, including all of the officers and directors of the Company, have agreed to vote their respective shares of Common Stock in accordance with the vote of the majority in interest of all Public Stockholders with respect to any Business Combination.

    LIMITED ABILITY TO EVALUATE TARGET BUSINESS' MANAGEMENT. While the Company's ability to successfully effect a Business Combination will be dependent upon the efforts of its officers and directors, the future role of such persons, if any, in the Target Business cannot presently be stated with any certainty. While it is possible that one or more of these persons will remain associated in some capacity with the Company following a Business Combination, it is unlikely that any of them will devote their full efforts to the affairs of the Company subsequent thereto. Moreover, there can be no assurance that such persons will have significant experience or knowledge relating to the operations of the particular Target Business. Furthermore, although the Company intends to closely scrutinize the management of a prospective Target Business in connection with evaluating the desirability of effecting a Business Combination, there can be no assurance that the Company's assessment of such management will prove to be correct, especially in light of the possible inexperience of the Company's officers and directors in evaluating certain types of businesses. In addition, there can be no assurance that such future management will have the necessary skills, qualifications or abilities to manage a public company intending to embark on a program of business development. The Company may also seek to recruit additional managers to supplement the incumbent management of the Target Business. There can be no assurance that the Company will have the ability to recruit such additional managers, or that such additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

    SELECTION OF A TARGET BUSINESS AND STRUCTURING OF A BUSINESS
COMBINATION. Subject to the limitation that a Target Business be within the Target Industries, Management of the Company will have virtually unrestricted flexibility in identifying and selecting a prospective Target Business. In evaluating a prospective Target Business, Management will consider, among other factors, the following:

    - financial condition and results of operation;

    - growth potential;

    - experience and skill of management and availability of additional personnel;

    - capital requirements;

    - competitive position;

    - stage of development of the products, processes or services;

    - degree of current or potential market acceptance of the products, processes or services;

    - proprietary features and degree of intellectual property or other protection of the products, processes or services;

    - regulatory environment of the industry; and

    - costs associated with effecting the Business Combination.

    The foregoing criteria are not intended to be exhaustive; any evaluation relating to the merits of a particular Business Combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by Management in connection with effecting a Business Combination consistent with the Company's business objective. In connection with its evaluation of a prospective Target Business, Management anticipates that it will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial or other information which will be made available to the Company.

    The time and costs required to select and evaluate a Target Business (including conducting a due diligence review) and to structure and consummate the Business Combination (including negotiating relevant agreements and preparing requisite documents for filing pursuant to applicable securities laws and state corporation laws) cannot presently be ascertained with any degree of certainty. Mr. Burstein, the Company's President and principal stockholder, intends to devote approximately 30% of his time to the affairs of the Company and, accordingly, consummation of a Business Combination may require a greater period of time than if such persons devoted their full time to the Company's affairs. Any costs incurred in connection with the identification and evaluation of a prospective Target Business with which a Business Combination is not ultimately consummated will result in a loss to the Company and reduce the amount of capital available to otherwise complete a Business Combination.

SOURCES OF TARGET BUSINESSES

    The Company anticipates that various Target Business candidates will be brought to its attention from various unaffiliated sources, including securities broker-dealers, investment bankers, venture capitalists, bankers, other members of the financial community, and affiliated sources, including, possibly, the Company's officers, directors and their affiliates, who may present solicited or unsolicited proposals. While the Company does not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, the Company may engage such firms in the future, in which event the Company may pay a finder's fee or other compensation. In no event, however, will the Company pay a finder's fee or commission to officers or directors of the Company or any entity with which they are affiliated for such service. See "Management--Conflicts of Interest."

PRIOR INVOLVEMENT OF PRINCIPALS IN "BLANK CHECK" COMPANIES

    The officers and directors of the Company (other than Mr. Norman Leben) have held similar positions in seven other 'blank check' companies, each of which as of the date of this Prospectus has consummated both an IPO and a Business Combination. Certain information with respect to each such "blank check" company, IPO and Business Combination is set forth below:

                                                                                                               APPROXIMATE
                         DATE OF IPO AND      DATE OF                                                         PERCENTAGE OF
 NAME OF "BLANK CHECK"   APPROXIMATE NET      BUSINESS                                                       TARGET BUSINESS
        COMPANY              PROCEEDS       COMBINATION          NAME AND NATURE OF TARGET BUSINESS             ACQUIRED
-----------------------  ----------------  --------------  -----------------------------------------------  -----------------
RT Associates Inc.         April 1987--      March 1988    Bloc Development Corp.--Software development                48%
                            $2,250,000
RT Acquisition           September 1988--    April 1990    Polyvision Corporation--Manufacture and sale of             20%
  Associates Inc.           $1,525,000                       vision projection systems, architectural
                                                             building panels, modular partitions and
                                                             office products
Trinity Acquisition       August 1990--     August 1991    T-HQ Inc.--Design and marketing of Nintendo and             50%
  Corp.                     $2,250,000                       SEGA games
Trinity Capital          September 1991--   August 1993    SubMicron Systems Corporation--Semi-conductor               37%
  Enterprise Corp.          $9,000,000                       capital equipment manufacturer
Trinity Capital             May 1992--     November 1993   Alliance Entertainment Corp.--Distributor of                20%
  Opportunity Corp.        $21,750,000                       pre- recorded music, accessories and
                                                             entertainment related products
Trinity Six Inc.          August 1993--       May 1995     USCI Inc.--Centralized automated computer-based             48%
                            $9,000,000                       cellular telephone activation systems
Trinity Americas Inc.    February 1994--     March 1996    Brazil Fast Food Corp.--Owner and operator of               43%
                            $9,000,000                       hamburger fast food restaurants in Brazil


 NAME OF "BLANK CHECK"    TRADING MARKET
        COMPANY          (TICKER SYMBOL)
-----------------------  ----------------
RT Associates Inc.       NYSE (GML)(1)

RT Acquisition           AMEX (PLI)
  Associates Inc.

Trinity Acquisition      Nasdaq SmallCap
  Corp.                    Market (TOYH)
Trinity Capital          Nasdaq National
  Enterprise Corp.         Market (SUBM)
Trinity Capital          NYSE (CDS)
  Opportunity Corp.

Trinity Six Inc.         Nasdaq National
                           Market (USCM)
Trinity Americas Inc.    Nasdaq SmallCap
                           Market (BOBS)

------------------------

(1) Bloc Development Corp. was acquired by Global Direct Mail Corp., now known as Tiger Direct, in 1995. On November 30, 1995, Tiger Direct ceased to be a reporting company under the Exchange Act.

COMPETITION

    In identifying, evaluating and selecting a Target Business, the Company expects to encounter intense competition from other entities having a business objective similar to that of the Company. Many of these entities are well established and have extensive experience in connection with identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and/or other resources than the Company and the Company's financial resources will be relatively limited when contrasted with those of many of these competitors. This inherent competitive limitation may give others an advantage in pursuing the acquisition of certain Target Businesses. Further, the Company's obligation to seek stockholder approval of a Business Combination may delay the consummation of a transaction; and the Company's obligation in certain circumstances to convert into cash shares of Common Stock held by Public Stockholders may reduce the resources available to the Company for a Business Combination or for other corporate purposes. Either of these obligations may place the Company at a competitive disadvantage in successfully negotiating a Business Combination. Management believes, however, that the Company's status as a public entity and its potential access to the United States public equity markets may give the Company a competitive advantage over privately-held entities having a similar business objective to that of the Company in acquiring a Target Business with significant growth potential on favorable terms.

UNCERTAINTY OF COMPETITIVE ENVIRONMENT OF TARGET BUSINESS

    In the event that the Company succeeds in effecting a Business Combination, the Company will, in all likelihood, become subject to intense competition from competitors of the Target Business. In particular, certain industries which experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective Target Business cannot presently be ascertained. There can be no assurance that, subsequent to a Business Combination, the Company will have the resources to compete effectively, especially to the extent that the Target Business is in a high-growth industry.

FACILITIES

    The Company presently occupies approximately 500 square feet of office space in premises occupied by Unity. The cost for such space is included in a $7,500-per-month fee charged by Unity for general and administrative services. The Company believes, based upon rents and fees for similar services in the New York City metropolitan area, that the fee charged by Unity is at least as favorable as it could have obtained from an unaffiliated person. See "Certain Transactions."

EMPLOYEES

    As of the date of this Prospectus, the Company, in addition to its two officers, has one part-time employee who is employed in an administrative capacity.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

    The Company has registered its securities under the Exchange Act and therefore has certain reporting obligations, including the requirement that it file annual and quarterly reports with the Commission. In accordance with the requirements of the Exchange Act, the Company intends to furnish to its stockholders Annual Reports containing financial statements audited and reported on by its independent accountants.

    The Company will not acquire a Target Business if audited financial statements cannot be obtained for such Target Business. Additionally, management will provide the Public Stockholders with audited financial statements (prepared in accordance with generally accepted accounting principles) of the prospective Target Business as part of the proxy solicitation materials sent to the Public Stockholders to assist them in assessing the Target Business. Management believes that the requirement of having available audited financial statements for the Target Business will not materially limit the pool of potential Target Businesses available for acquisition.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The current directors and officers of the Company are as follows:

          NAME                AGE                       POSITION
------------------------      ---      ------------------------------------------
Lawrence Burstein                 53   President, Treasurer and Director

John Cattier                      64   Director

Barry Ridings                     43   Director

Norman Leben                      36   Secretary and Director

    LAWRENCE BURSTEIN has been President, Treasurer and a director of the Company since its inception. For approximately ten years prior thereto, Mr. Burnstein was the President, a director and principal stockholder of Trinity Capital Corporation, a private investment banking concern ("Trinity"). Trinity ceased operations upon the formation of Unity. Since March 1996, Mr. Burstein has been Chairman of the Board and a principal shareholder of Unity. Mr. Burstein is a director of five public companies, being, respectively, TOYH, USCM, BOBS, CAS Medical Systems, Inc., engaged in the manufacture and marketing of blood pressure monitors and other medical products principally for the neonatal market, and The MNI Group Inc., engaged in the marketing of specially formulated medical foods. Mr. Burstein received an L.L.B. from Columbia Law School.

    JOHN CATTIER has been a director of the Company since its inception. Since May 1996, Mr. Cattier has been a director and a shareholder of Unity. Mr. Cattier has been an independent consultant since January 1985. From 1957 to December 1984, Mr. Cattier was associated with White Weld & Co., investment bankers, serving as a general partner, and with Credit Suisse White Weld (which subsequently became Credit Suisse First Boston), investment bankers, in various capacities. Mr. Cattier, who was both a director and stockholder of Trinity for at least five years prior to its cessation of operations, is a director of Pacific Assets Trust PLC, a United Kingdom investment trust, and Chairman of the Board of Directors of Heptagon Investments Limited, an investment company ("Heptagon"). Mr. Cattier received a B.A. from Yale University.

    BARRY RIDINGS has been a director of the Company since its inception. Since March 1990, Mr. Ridings has been a Managing Director of Alex. Brown & Sons, investment bankers. From June 1986 to March 1990, Mr. Ridings was a Managing Director of Drexel Burnham Lambert, investment bankers. Mr. Ridings was both a director and stockholder of Trinity for at least five years prior to Trinity's cessation of operations. Mr. Ridings is a director of SUBM, Transcor Waste Services Corp., a waste management company, Leaseway Transportation Corp., a trucking company, Rax Restaurants Inc., a restaurant chain and Norex America Inc., a shipping company. Mr. Ridings received an M.B.A. from Cornell University.

    NORMAN LEBEN has been Secretary and a director of the Company since its inception. Mr. Leben is, and since 1988 has been, a partner of DML, certified public accountants. Prior thereto and from 1985, Mr. Leben was engaged in the acquisition, management, syndication and operation of real estate and other emerging marketing businesses. Prior to 1985, Mr. Leben was employed by Laventhol & Horwath. Mr. Leben received a B.B.A. from George Washington University.

    All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors. Directors receive no compensation for serving on the Board of Directors other than reimbursement of reasonable expenses incurred in attending meetings. Officers are elected annually by the Board of Directors and serve at the discretion of the Board. Mr. Burstein intends to devote approximately 30% of his time to the affairs of the Company. The Company has not entered into employment agreements with any of its officers.

EXECUTIVE COMPENSATION

    No officer has received any cash compensation from the Company since inception for services rendered. Other than the $7,500 monthly administrative fee, no compensation of any kind (including finders and consulting fees) will be paid to any Initial Stockholder, or any affiliate thereof for services rendered to the Company prior to or in connection with the Business Combination; provided, however, that such persons shall be entitled to receive, upon consummation of the Business Combination, commissions for monies raised by them for the Company in connection with the Business Combination, at rates that are no less favorable to the Company than those which the Company would pay to unaffiliated third parties. In addition, the Affiliated Initial Stockholders will receive reimbursement for any out-of-pocket expenses incurred in connection with activities on behalf of the Company. There is no limit on the amount of such reimbursable expenses and there will be no review of the reasonableness of such expenses by anyone other than the Board of Directors which includes two members who are officers and who may seek reimbursement.

STOCK OPTION PLAN

    The Company's 1996 Stock Option Plan ("1996 Plan") was adopted by both the Board of Directors and a majority in interest of the stockholders of the Company on May 30, 1996. The 1996 Plan provides for the granting of options which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 or as options which are not intended to meet the requirements of such section ("Nonstatutory Stock Options"). The total number of shares of Common Stock reserved for issuance under the 1996 Plan is 187,500. Options to purchase shares may be granted under the 1996 Plan to persons who, in the case of Incentive Stock Options, are employees (including officers) of the Company, or, in the case of Nonstatutory Stock Options, are employees (including officers) or non-employee directors of the Company.

    The 1996 Plan provides for its administration by the Board of Directors or a committee chosen by the Board of Directors, which has discretionary authority, subject to certain restrictions, to determine the number of shares issued pursuant to Incentive Stock Options and Nonstatutory Stock Options and the individuals to whom, the times at which and the exercise price for which options will be granted.

    The exercise price of all Incentive Stock Options granted under the 1996 Plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of Incentive Stock Options granted to the holder of more than 10% of the Company's Common Stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which Incentive Stock Options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of the Company's Common Stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

    No options may be granted under the 1996 Plan prior to the consummation of a Business Combination.

CONFLICTS OF INTEREST

    None of the Company's officers and directors are required to commit their full time to the affairs of the Company and, accordingly, such persons may have conflicts of interest in allocating management time among various business activities. Certain of these persons may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by the Company. Messrs. Burstein, Leben and Cattier are each directors and, together with Mr. Ridings, shareholders of Unity, which is engaged principally in making investments in privately held companies. Mr. Burstein and each of the other directors of the Company also serve as directors of various private companies and are engaged in various other business activities. In the course of their other business activities, certain of the Company's officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to the Company as well as the other entities with which they are affiliated. Such persons may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In order to reduce potential conflicts of interest, the Company's officers and directors have agreed that they will offer all suitable prospective Target Businesses to the Company before any other company until the earlier of a Business Combination or the liquidation of the Company. In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present certain business opportunities to such corporation. Under Delaware law, officers and directors generally are required to bring business opportunities to the attention of such corporation if: such corporation could financially undertake the opportunity; the opportunity is within the corporation's line of business; and it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of such corporation. Accordingly, as a result of multiple business affiliations, certain of the Company's officers and directors may have similar legal obligations relating to presenting certain business opportunities to multiple entities. In addition, conflicts of interest may arise in connection with evaluations of a particular business opportunity by the Board of Directors with respect to the foregoing criteria. There can be no assurance that any of the foregoing conflicts will be resolved in favor of the Company. See "Proposed Business--'Blank Check' Offering--Selection of a Target Business and Structuring of a Business Combination."

    In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of Messrs. Burstein, Leben and Cattier have agreed in principle to present to the Company for its consideration, prior to presentation to any other entity, any business opportunity which, under Delaware law, may reasonably be required to be presented to the Company.

    To further minimize potential conflicts of interest, the Company is restricted from pursuing any transactions with entities affiliated with an officer or director of the Company without the prior approval of a majority of its disinterested directors.

    In connection with any stockholder vote relating to approval of a Business Combination, all of the Initial Stockholders, including all of the officers and directors of the Company, have agreed to vote their respective shares of Common Stock in accordance with the vote of the majority in interest of the Public Stockholders. In addition, the Initial Stockholders have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of Common Stock acquired by such persons prior to this offering.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information as of July 31, 1996 and as adjusted to reflect the sale of the shares of Common Stock included in the Units offered hereby, based on information obtained from the persons named below, with respect to the beneficial ownership of shares of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company and (iii) all officers and directors of the Company as a group:

                                                                                                AMOUNT AND PERCENTAGE OF
                                                                                                   OUTSTANDING SHARES
                                                                                 NATURE OF      ------------------------
                                                                                 BENEFICIAL       BEFORE        AFTER
                                                                              OWNERSHIP(1)(2)    OFFERING     OFFERING
                                                                              ----------------  -----------  -----------
Lawrence Burstein ..........................................................     175,000(3)           28.0%         9.3%
  245 Fifth Avenue
  New York, NY 10016

John Cattier ...............................................................     140,500(3)(4)        22.5%         7.5%
  Achlain Invermoriston
  Invernesshire
  IV3 6YN, United Kingdom

Barry Ridings ..............................................................       6,000             *            *
  16 Erwin Park
  Montclair, NJ 07902

Norman Leben ...............................................................      40,000(3)            6.4%         2.1%
  245 Fifth Avenue
  New York, NY 10016

All officers and directors as a group (4 persons)...........................     311,500(3)(4)        49.8%        16.6%

------------------------

*   Less than 1% of the outstanding Common Stock.

(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Does not include shares issuable upon exercise of the Directors' Warrants which are beneficially owned by each of the persons named in the above table but which are not exercisable until the consummation of a Business Combination.

(3) Includes 25,000 shares of Common Stock owned by Unity, over which shares Messrs. Burstein, Leben and Cattier share voting and investment power.

(4) Includes (i) 75,000 shares held by Heptagon and (ii) 1,500 shares held by an affiliate of Heptagon. Mr. Cattier is Chairman of Heptagon's board of directors and exercises voting and dispositive control over approximately 7.6% of Heptagon's shares of capital stock. Mr. Cattier disclaims any voting or dispositive power over these shares. Also includes 39,000 shares owned by Cricket Services, Ltd. ("Cricket"), over which shares Mr. Cattier exercises voting and dispositive control. Both Heptagon and Cricket are private investment companies.

    The shares of the Company's Common Stock owned as of the date hereof by all of the officers and directors of the Company and by all persons owning more than 5% of the currently outstanding shares of Common Stock will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earlier of (i) six months following the consummation of a Business Combination or (ii) the liquidation of the Company. During such escrow period, such persons will not be able to sell their respective shares of Common Stock, but will retain all other rights as stockholders of the Company, including, without limitation, the right to vote such shares of Common Stock. In addition, the Directors' Warrants will also be deposited with the Escrow Agent, to be released only upon the consummation of a Business Combination.

    Messrs. Burstein, Leben and Cattier, as well as Unity, may be deemed to be "parents" and "promoters" of the Company, as such terms are defined under the Federal securities laws.

                              CERTAIN TRANSACTIONS

    In June 1996, the Company issued an aggregate of 625,000 shares of Common Stock at a purchase price of $.0001 per share, as follows: 25,000 shares to Unity; 150,000 shares to Mr. Burstein; 15,000 shares to Mr. Leben; an aggregate of 76,500 shares to Heptagon and its affiliate; 39,000 shares to Cricket; 6,000 shares to Barry Ridings; and 313,500 shares to 24 other persons.

    In June 1996, the Company issued 58,334, 58,333, 58,333 and 25,000 Class A and Class B Warrants to each of, respectively, Messrs. Burstein, Leben, Cattier and Ridings (collectively, the "Directors' Warrants"), in consideration for future services to be rendered by such persons on behalf of the Company. The Directors' Warrants and the Common Stock underlying such warrants have been registered pursuant to the Registration Statement of which this Prospectus forms a part. The Directors' Warrants are identical to the Warrants offered hereby but are not redeemable by the Company and may not be transferred until the consummation of a Business Combination.

    The Company has been obligated to pay Unity, since June 1, 1996, a monthly fee of $7,500 for general and administrative services pursuant to an agreement which may be canceled by either party upon 30 days' prior written notice. Such fee includes the use of approximately 500 square feet of office space in premises occupied by Unity. An accounting firm which is an affiliate of Mr. Leben affords Unity the use of such space at a monthly rental of $2,000. Messrs. Burstein, Leben and Cattier are each directors and shareholders of Unity.

    Unity has made non-interest demand loans aggregating approximately $50,000 to the Company as of the date of this Prospectus to cover expenses related to this offering. The Company intends to repay these loans, as well as those accrued general and administrative expenses owed to Unity discussed above, out of the proceeds of this offering not held in the Trust Fund.

    DML has performed bookkeeping, tax and accounting services for certain of the "blank check" companies of which Messrs. Burstein, Cattier and Ridings, have been directors and shareholders from their dates of inceptions through the consummation of their respective Business Combinations and is expected to perform similar services for the Company at an aggregate cost of approximately $12,000 per annum. DML may also be paid to engage in financial "due diligence" activities for the Company in connection with its evaluation of prospective Target Companies for a Business Combination.

    Other than the $7,500 monthly administrative fee, no compensation of any kind (including finders and consulting fees) will be paid to any Initial Stockholder, or any affiliate thereof for services rendered to the Company prior to or in connection with the Business Combination; provided, however, that such persons shall be entitled to receive, upon consummation of the Business Combination, commissions for monies raised by them for the Company in connection with the Business Combination, at rates that are no less favorable to the Company than those which the Company would pay to unaffiliated third parties.

    Each of the Company's officers and directors has agreed with the Underwriters that within the first ten days after separate trading of the Warrants has commenced, such officers and directors and/or their affiliates will purchase $250,000 of each of the Class A Warrants and the Class B Warrants.

    All ongoing transactions between the Company and any of the Affiliated Initial Stockholders or their respective affiliates, as well as any future transactions, will be on terms believed by the Company to be no less favorable than are available from unaffiliated third parties and will be subject to prior approval in each instance by a majority of the members of the Company's Board of Directors who do not have an interest in the transaction.

                           DESCRIPTION OF SECURITIES

GENERAL

    The Company is authorized to issue 20,000,000 shares of Common Stock, par value $.0001 per share, and 5,000 shares of Preferred Stock, par value $.01 per share. As of the date of this Prospectus, 625,000 shares of Common Stock are outstanding, held of record by 31 persons. No shares of Preferred Stock are currently outstanding.

UNITS

    Each Unit consists of one share of Common Stock, one Class A Warrant and one Class B Warrant, each Warrant entitling the holder to purchase one share of Common Stock. The securities comprising the Units will not be separately transferable until 90 days after the date of this Prospectus unless GKN informs the Company of its decision to allow earlier separate trading, but in no event will GKN allow separate trading of the securities comprising the Units until the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of this offering.

COMMON STOCK

    The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. The holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company, the holders of Common Stock (except for the Affiliated Initial Stockholders who have agreed to waive their rights and the Non-Affiliated Initial Stockholders who have agreed to waive certain of their rights to share in any distribution relating to a liquidation of the Company due to the failure of the Company to effect a Business Combination within 18 or 24 months, as the case may be, from the date of consummation of this offering) are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and, except as noted below, there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock included in the Units, when issued and paid for as set forth in this Prospectus, will be, fully paid and nonassessable.

PREFERRED STOCK

    The Company's Certificate of Incorporation authorizes the issuance of 5,000 shares of a "blank check" preferred stock (the "Preferred Stock") with such designation, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock, although the Underwriting Agreement prohibits the Company, prior to a Business Combination, from issuing Preferred Stock which participates in any manner in the proceeds of the Trust Fund, or which votes as a class with the Common Stock on a Business Combination. The Company may issue some or all of such shares in connection with a Business Combination. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although the Company does not currently intend to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future.

WARRANTS

    Each Class A Warrant entitles the registered holder to purchase one share of Common Stock of the Company at a price of $5.50 per share, subject to adjustment in certain circumstances, at any time commencing on the later of (i) the consummation of a Business Combination or (ii) one year from the date of this Prospectus and ending at 5:00 p.m., New York City time, six years from the date of this Prospectus, at which time the Class A Warrants will expire. Each Class B Warrant entitles the registered holder to purchase one share of the Company's Common Stock at a price of $7.50 per share, subject to adjustment in certain circumstances, at any time commencing on the later of (i) the consummation of a Business Combination or (ii) one year from the date of this Prospectus and ending at 5:00 p.m., New York City time, six years from the date of this Prospectus, at which time the Class B Warrants will expire.

    The Company may call the Class A Warrants and the Class B Warrants for redemption, each as a class, in whole and not in part, at the option of the Company and with GKN's consent, at a price of $.05 per Warrant at any time after the Warrants become exercisable upon not less than 30 days' prior written notice, provided that the reported closing bid price of the Common Stock equals or exceeds $8.50 per share, with respect to the Class A Warrants, and $10.50 per share, with respect to the Class B Warrants, for the 20 consecutive trading days ending on the third day prior to the notice of redemption to warrantholders. The warrantholders shall have exercise rights until the close of business on the date fixed for redemption.

    The Warrants will be issued in registered form under a Warrant Agreement between the Company and American Stock Transfer & Trust Company, as Warrant Agent. Reference is made to said Warrant Agreement (which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part) for a complete description of the terms and conditions applicable to the Warrants (the description herein contained being qualified in its entirety by reference to such Warrant Agreement).

    The exercise price and number of shares of Common Stock issuable on exercise of the Warrants are subject to adjustment in certain circumstances including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, the Warrants are not subject to adjustment for issuances of Common Stock at a price below their respective exercise prices.

    The Company has the right, in its sole discretion, to decrease the exercise price of the Warrants for a period of not less than 30 days on not less than 30 days' prior written notice to the warrantholders. In addition, the Company has the right, in its sole discretion, to extend the expiration date of the Warrants on five business days' prior written notice to the warrantholders.

    The Warrants may be exercised upon surrender of the Warrant Certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the Warrant Certificate completed and executed as indicated, accompanied by full payments of the exercise price (by certified check, payable to the Company) to the Warrant Agent for the number of Warrants being exercised. The warrantholders do not have the rights or privileges of holders of Common Stock.

    No Warrants will be exercisable unless at the time of exercise the Company has filed with the Commission a current prospectus covering the shares of Common Stock issuable upon exercise of such Warrants and such shares have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of such Warrants. The Company will use its best efforts to have all shares so registered or qualified on or before the exercise date and has agreed to maintain a current prospectus relating thereto until the expiration of the Warrants, subject to the terms of the Warrant Agreement, however, there is no assurance that it will be able to do so. See "Risk Factors--Current Prospectus and State Blue Sky Registration Required in Connection with Exercise of Warrants."

    No fractional shares will be issued upon exercise of the Warrants. However, if a warrantholder exercises all Warrants then owned of record by him, the Company will pay to such warrantholder, in lieu of the issuance of any fractional share which is otherwise issuable to such warrantholder, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

DIVIDENDS

    The Company has not paid any dividends on its Common Stock to date and does not intend to pay dividends prior to the consummation of a Business Combination. The payment of dividends in the future will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to consummation of a Business Combination. The payment of any dividends subsequent to a Business Combination will be within the discretion of the Company's then Board of Directors. It is the present intention of the Board of Directors to retain all earnings, if any, for use in the Company's business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

TRANSFER AGENT

    The transfer agent for the Company's securities is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.

SHARES ELIGIBLE FOR FUTURE SALE

    Upon the consummation of this offering, the Company will have 1,875,000 shares of Common Stock outstanding (2,062,500 shares if the Underwriters' over-allotment option is exercised in full). Of these shares, the 1,250,000 shares sold in this offering (1,437,500 shares in the event of the exercise of the over-allotment option) will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to limitations of Rule 144. All of the remaining 625,000 shares are deemed to be "restricted securities", as that term is defined under Rule 144, in that such shares were issued in private transactions not involving a public offering. None of such shares will be eligible for sale under Rule 144 prior to May 30, 1998. Notwithstanding this, the Affiliated Initial Stockholders have agreed not to sell their respective shares of Common Stock prior to six months following the consummation of a Business Combination and the Non-Affiliated Initial Stockholders have agreed not to sell their respective shares of Common Stock, which were acquired prior to the date of this Prospectus, prior to the occurrence of a Business Combination.

    In general, under Rule 144 as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company (or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least two years is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on The Nasdaq Stock Market, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned shares of Common Stock for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above.

    An additional 200,000 shares of Common Stock, which have been registered pursuant to the Registration Statement of which this Prospectus forms a part, are issuable upon the exercise of the Directors' Warrants issued to Messrs. Burstein, Leben, Cattier and Ridings. The Directors' Warrants are identical to the Warrants offered hereby but are not redeemable by the Company and may not be exercised until the consummation of a Business Combination.

    Prior to this offering, there has been no market for the Common Stock and no prediction can be made as to the effect, if any, that market sales of restricted shares of Common Stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

STATE BLUE SKY INFORMATION

    The Units will only be offered and sold by the Company in the States of Delaware, District of Columbia, Florida, Hawaii, Illinois, Maryland, New York and Rhode Island (the "Primary Distribution States"). Additionally, the Company believes that the Units, upon completion of this offering, and the Common Stock and Warrants comprising the Units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the Primary Distribution States and in the States of Iowa and Pennsylvania. Purchasers of such securities either in this offering or in any subsequent trading market which may develop must be residents of such states. The Company will amend this prospectus for the purpose of disclosing additional states, if any, in which the Company's securities will be eligible for resale in the secondary trading market.

                                  UNDERWRITING

    GKN Securities Corp. ("GKN") and Gaines, Berland Inc. ("GBI," together with GKN, the "Underwriters") have agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company a total of 1,250,000 Units. It is anticipated that GKN and GBI will each underwrite 625,000 Units. The Underwriting Agreement provides that the obligations of the Underwriters are subject to approval of certain legal matters by counsel and various other conditions precedent, and that the Underwriters are obligated to purchase all of the Units offered by this Prospectus (other than the Units covered by the over-allotment option described below), if any are purchased.

    The Company has been advised by the Underwriters that they propose to offer the Units to the public at the initial offering price set forth on the cover page of this Prospectus and to certain dealers at that price less a concession
not in excess of $        per Unit. The Underwriters may allow, and such dealers
may reallow, a concession not in excess of $        per Unit to certain other
dealers. After the initial public offering, the offering price and other selling terms may be changed by the Underwriters.

    The Company has granted to the Underwriters an option, exercisable during the 45-day period after the date of this Prospectus, to purchase from the Company at the offering price, less underwriting discounts and the non-accountable expense allowance, up to an aggregate of 187,500 additional Units for the sole purpose of covering over-allotments, if any.

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Underwriters an expense allowance on a non-accountable basis equal to 3% of the gross proceeds derived from the sale of the Units underwritten ($225,000 if the Underwriters' over-allotment option is not exercised and $258,750 if the Underwriters' over-allotment option is exercised in full), $25,000 of which has been paid to date.

    The Company has granted GKN for a period of three years from the date hereof the right to have GKN's designee present at all meetings of the Company's Board of Directors. Such designee will be entitled to the same notices and communications sent by the Company to its directors and to attend directors' meetings, but will not be entitled to vote thereat. GKN has not named such designee as of the date of this Prospectus.

    The Company has engaged the Underwriters, on a non-exclusive basis, as its agents for the solicitation of the exercise of the Warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Commission, the Company has agreed to pay the Underwriters for bona fide services rendered a commission equal to 5% of the exercise price for each Warrant exercised more than one year after the date of this Prospectus if the exercise was solicited by the Underwriters. In addition to soliciting, either orally or in writing, the exercise of the Warrants, such services may also include disseminating information, either orally or in writing, to warrantholders about the Company or the market for the Company's securities, and assisting in the processing of the exercise of Warrants. No compensation will be paid to the Underwriters in connection with the exercise of the Warrants if the market price of the underlying shares of Common Stock is lower than the exercise price, the holder of the Warrants has not confirmed in writing that the Underwriters solicited such exercise, the Warrants are held in a discretionary account, the Warrants are exercised in an unsolicited transaction or the arrangement to pay the commission is not disclosed in the prospectus provided to warrantholders at the time of exercise. In addition, unless granted an exemption by the Commission from Rule 10b-6 under the Exchange Act, while soliciting exercise of the Warrants, the Underwriters will be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities unless the Underwriters have waived their right to receive a fee for the exercise of the Warrants.

    In connection with this offering, the Company has agreed to sell to the Underwriters, for nominal consideration, an option ("Unit Purchase Option") to purchase up to an aggregate of 125,000 Units. The Units issuable upon exercise of the Unit Purchase Option are identical to those offered hereby except that the Warrants contained therein expire five years from the date hereof. The Unit Purchase Option is exercisable initially at $6.60 per Unit for a period of four years commencing one year from the date hereof. The Unit Purchase Option may not be transferred, sold, assigned or hypothecated during the one-year period following the date of this Prospectus, except to selected dealers and officers and partners of the Underwriters or the selected dealers. The Unit Purchase Option grants to the holders thereof certain demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this Prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the Unit Purchase Option.

    Prior to this offering there has been no public market for any of the Company's securities. Accordingly, the offering price of the Units offered hereby and the terms of the Warrants were determined by negotiation between the Company and the Underwriters and do not necessarily bear any relation to established valuation criteria. Factors considered in determining such prices and terms, in addition to prevailing market conditions, included the history of and the prospects for the industry in which the Company competes, an assessment of the Company's Management, the prospects of the Company, its capital structure and such other factors as were deemed relevant.

    Each of the Company's officers and directors has agreed with the Underwriters that within the first ten days after separate trading of the Warrants has commenced, such officers and directors and/or their affiliates, collectively, will purchase $250,000 of each of the Class A Warrants and the Class B Warrants at market prices not to exceed $.875 per Warrant. Such purchases will be made to demonstrate the confidence held by the Company's officers and directors of the ultimate ability of the Company to effect a Business Combination. In the absence of a Business Combination and upon the subsequent liquidation of the Company, such Warrants would be rendered valueless.

    Although it is not obligated to do so, the Underwriters may introduce the Company to potential Target Businesses or assist the Company in raising additional capital, as needs may arise in the future. The Company is not under any contractual obligation to engage the Underwriters to provide any services for the Company after consummation of this offering, but if it does, it may pay the Underwriters a finder's fee or other compensation.

                                 LEGAL MATTERS

    The legality of the securities offered hereby will be passed upon for the Company by Parker Duryee Rosoff & Haft A Professional Corporation, New York, New York. Graubard Mollen & Miller, New York, New York, has acted as counsel for the Underwriter in connection with this offering. A member of Parker Duryee Rosoff & Haft beneficially owns 6,000 shares of the Company's Common Stock.

                                    EXPERTS

    The financial statements included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report. Reference is made to said report which includes an explanatory paragraph with regard to the Company being in its development stage, which raises substantial doubt about its ability to continue as a going concern.

                             ADDITIONAL INFORMATION

    The Company has filed with the Commission in Washington, D.C., a Registration Statement ("Registration Statement") under the Securities Act with respect to the Units, the Common Stock and the Warrants offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and this offering, reference is made to the Registration Statement, including the exhibits filed therewith, copies of which may be obtained at prescribed rates from the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street N.W., Washington, D.C. 20549, and at the following regional offices: 7 World Trade Center, New York, New York 10048, and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60611. In addition, all reports filed by the Company via the Commission's Electronic Data Gathering and Retrieval System (EDGAR) can be obtained from the Commission's Internet website located at www.sec.gov. Descriptions contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the Registration Statement are not necessarily complete and each such description is qualified by reference to such contract or document.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                         PAGE
                                                                                                     -------------
Report of Independent Public Accountants...........................................................       F-2

Financial Statements

  Balance Sheet--July 31, 1996.....................................................................       F-3

  Statement of Operations for the period May 30, 1996 (Date of Inception) Through July 31, 1996....       F-4

  Statement of Changes in Shareholders' Equity for the period May 30, 1996 (Date of Inception)
    Through July 31, 1996..........................................................................       F-5

  Statement of Cash Flows for the period May 30, 1996 (Date of Inception) Through July 31, 1996....       F-6

Notes to Financial Statements......................................................................   F-7 to F-12

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Unity First Acquisition Corp.:

    We have audited the accompanying balance sheet of Unity First Acquisition Corp. (a Delaware corporation in the development stage) as of July 31, 1996, and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the period from inception (May 30, 1996) to July 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Unity First Acquisition Corp. as of July 31, 1996, and the results of its operations and its cash flows for the period from inception (May 30, 1996) to July 31, 1996, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company is a development stage enterprise with no significant operating results to date. The factors discussed in Note 1 to the financial statements raise a substantial doubt about the ability of the Company to continue as a going concern. Management's plans in regards to those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                          /s/ ARTHUR ANDERSEN LLP
                                          ARTHUR ANDERSEN LLP

New York, New York
August 16, 1996

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                                 BALANCE SHEET

                                 JULY 31, 1996

                                           ASSETS

CURRENT ASSETS:
  Cash............................................................................  $     563
                                                                                    ---------
DEFERRED REGISTRATION COSTS.......................................................    250,000
                                                                                    ---------
    TOTAL ASSETS..................................................................  $ 250,563
                                                                                    ---------
                                                                                    ---------

                  LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accrued registration costs......................................................  $ 225,000
  Advances from affiliate.........................................................     40,500
                                                                                    ---------
    TOTAL CURRENT LIABILITIES.....................................................    265,500
                                                                                    ---------
COMMITMENTS AND CONTINGENCIES (Note 6)

SHAREHOLDERS' EQUITY (DEFICIT):
  Preferred stock, $.01 par value, 5,000 shares authorized, no shares issued......     --
  Common stock, $.0001 par value, 20,000,000 shares authorized, 625,000 shares
    issued and outstanding........................................................         63
  Additional paid-in-capital......................................................     --
  Deficit accumulated during the development stage................................    (15,000)
                                                                                    ---------
    TOTAL SHAREHOLDERS' EQUITY (DEFICIT)..........................................    (14,937)
                                                                                    ---------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)..........................  $ 250,563
                                                                                    ---------
                                                                                    ---------

                 See Accompanying Notes to Financial Statements

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                            STATEMENT OF OPERATIONS

                          FOR THE PERIOD MAY 30, 1996
                   (DATE OF INCEPTION) THROUGH JULY 31, 1996

REVENUES..........................................................................  $  --
                                                                                    ---------
EXPENSES:
  General and administrative......................................................     15,000
                                                                                    ---------
    TOTAL EXPENSES................................................................     15,000
                                                                                    ---------
NET LOSS..........................................................................  $ (15,000)
                                                                                    ---------
                                                                                    ---------
NET LOSS PER COMMON SHARE.........................................................  $    (.02)
                                                                                    ---------
                                                                                    ---------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING..............................    625,000
                                                                                    ---------
                                                                                    ---------

                 See Accompanying Notes to Financial Statements

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

             STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

                          FOR THE PERIOD MAY 30, 1996
                   (DATE OF INCEPTION) THROUGH JULY 31, 1996

                                                       COMMON STOCK         ADDITIONAL    DEFICIT ACCUMULATED
                                                 ------------------------     PAID-IN         DURING THE
                                                  SHARES      PAR VALUE       CAPITAL      DEVELOPMENT STAGE     TOTAL
                                                 ---------  -------------  -------------  -------------------  ----------
Issuance of stock to original founders for
  cash, at par value...........................    625,000    $      63      $  --            $   --           $       63
Net loss for the period May 30, 1996 (date of
  inception) through July 31, 1996.............     --           --             --                (15,000)        (15,000)
                                                 ---------          ---          -----           --------      ----------
Balance, July 31, 1996.........................    625,000    $      63      $  --            $   (15,000)     $  (14,937)
                                                 ---------          ---          -----           --------      ----------
                                                 ---------          ---          -----           --------      ----------

                 See Accompanying Notes to Financial Statements

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                            STATEMENT OF CASH FLOWS

                          FOR THE PERIOD MAY 30, 1996
                   (DATE OF INCEPTION) THROUGH JULY 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss........................................................................  $ (15,000)
    NET CASH USED IN OPERATING ACTIVITIES.........................................    (15,000)
                                                                                    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock..........................................         63
  Advance from affiliate..........................................................     40,500
  Deferred registration costs.....................................................    (25,000)
                                                                                    ---------
    NET CASH PROVIDED BY FINANCING ACTIVITIES.....................................     15,563
                                                                                    ---------
NET INCREASE IN CASH..............................................................        563
CASH, beginning of period.........................................................     --
                                                                                    ---------
CASH, end of period...............................................................  $     563
                                                                                    ---------
                                                                                    ---------

                 See Accompanying Notes to Financial Statements

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                         NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND OPERATIONS

    Unity First Acquisition Corp. (the "Company") was incorporated in the State of Delaware on May 30, 1996, for the purpose of raising capital which is to be used to effect a business combination (the "Business Combination"). The Company is currently in the development stage. All activity of the Company to date relates to its formation and proposed fund raising. Management has elected a July 31 fiscal year-end for the Company.

    The Company's ability to commence operations is contingent upon obtaining financing through a public offering (the "Proposed Offering") of the Company's common stock (the "Common Stock"). Note 2 discusses the details of the Proposed Offering.

    The Proposed Offering can be considered a "blind pool." Blind pool offerings are inherently characterized by an absence of substantive disclosures relating to the use of the net proceeds of the offering. Consequently, although substantially all of the proceeds of the Proposed Offering are intended to be utilized to effect a Business Combination, the proceeds are not specifically designated for this purpose. Upon completion of this Proposed Offering, 90% of the net proceeds, after payment of underwriting discounts and commissions and the underwriters' non-accountable expense allowance, will be held in an interest-bearing trust account ("Trust Account") until the earlier of (1) written notification by the Company of its need for all or substantially all of such net proceeds for the purpose of implementing a Business Combination, or (2) the liquidation of the Company in the event that the Company does not effect a Business Combination within 18 months from the consummation of the offering. Notwithstanding the foregoing, if the Company enters into a letter of intent, an agreement in principle or a definitive agreement to effectuate a Business Combination prior to the expiration of such 18-month period, the Company's Certificate of Incorporation provides that the Company will be afforded up to an additional 6 months following the expiration of the initial 18-month period to consummate such Business Transaction. Moreover, since the Company has not yet identified an acquisition target (the "Target") investors in the Proposed Offering will have virtually no substantive information available for advance consideration of any specified Business Combination.

    The Proposed Offering is not being conducted in accordance with Rule 419 which was adopted by the Securities and Exchange Commission (the "Commission") to strengthen the regulation of securities offered by "blank check" companies. A blank check company is defined as (a) a development stage company that has no specific business plan or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company and (b) a company which issues securities that, among other things, (i) are not quoted in the Nasdaq system, or, (ii) in the case of a company which has been in continuous operation for less than three years, has net tangible assets of less than $5,000,000. Although the Company is a "blank check" company, it does not believe that Rule 419 will be applicable to it in view of the fact that upon its receipt of the net proceeds of this offering, the Company's net tangible assets will exceed $5,000,000. Accordingly, investors in this offering will not receive the substantive protection provided by Rule 419. Additionally, there can be no assurances that the United States Congress will not enact legislation which will prohibit or restrict the sale of securities of "blank check" companies.

    As a result of its limited resources, the Company will, in all likelihood, have the ability to effect only a single Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1. ORGANIZATION AND OPERATIONS (CONTINUED)
    The Company will not effect a Business Combination unless the fair market value of the Target, as determined by the Board of Directors of the Company in its sole discretion, based upon valuation standards generally accepted by the financial community including, among others, book value, cash flow, and both actual and potential earnings, is at least equal to 80% of the net assets (assets less liabilities) of the Company at the time of such acquisition.

    Upon the completion of the Proposed Offering, the Company will not satisfy the criteria for qualifying its securities in the Nasdaq system. The Company's securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, an NASD sponsored and operated inter-dealer automated quotation system for equity securities not included in The Nasdaq Stock Market, as well as in the NQB Pink Sheets published by National Quotation Bureau Incorporated. The OTC Bulletin Board was introduced as an alternative to "pink sheet" trading of over-the-counter securities. Although the Company believes that the OTC Bulletin Board has been recognized by the brokerage community as an acceptable alternative to the NQB Pink Sheets, there can be no assurance that the liquidity and prices of the Units in the secondary market will not be adversely affected.

    Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. As discussed previously, if the Company is unable to effect a Business Combination within 24 months of the consummation of the Proposed Offering, the Company's Certificate of Incorporation provides for the Company's automatic liquidation. If the Company were to expend all of the net proceeds of the Proposed Offering not held in the Trust Account prior to liquidation, but recognizing that such net proceeds could become subject to the claims of creditors of the Company which could be prior to the claims of stockholders of the Company, it is possible that the Company's liquidation value may be less than the amount in the Trust Account, inclusive of any net interest income thereon.

    Moreover, all of the Company's present stockholders have agreed to waive their respective rights to participate in any such liquidation distribution on shares owned prior to the Proposed Offering.

    If the Company is unable to acquire control of an operating business or businesses, it may be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Act"). The Company is unable to predict what effect registration under such Act would have, but it believes that its ability to pursue its current business plan could be adversely affected as a result. The most significant difference with respect to financial statement presentation and disclosure requirements for companies registered under the Act would require the investments held by the Company to be adjusted to market value at the balance sheet date. The Company believes that its anticipated principal activities, which will involve acquiring control of an operating company, will not subject the Company to regulation under the Act.

NOTE 2. PROPOSED PUBLIC OFFERING OF SECURITIES

    The Proposed Offering calls for the Company to offer for public sale up to 1,250,000 units (the "Units") at a price of $6.00 per Unit. Each Unit consists of one share of the Company's Common Stock, $.0001 par value, one Class A Redeemable Warrant and one Class B Redeemable Warrant. Each Class A Redeemable Warrant and Class B Redeemable Warrant entitles the holder to purchase from the Company one share of Common Stock at an exercise price of $5.50 and $7.50, respectively, commencing on the later of (i) the consummation of a Business Combination, or (ii) one year from the effective date of the

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 2. PROPOSED PUBLIC OFFERING OF SECURITIES (CONTINUED)
Prospectus and ending six years after the effective date of the Proposed Offering (the "Effective Date"). The Class A Redeemable Warrants and Class B Redeemable Warrants will be redeemable at the option of the Company, and with the consent of the underwriters of the Proposed Offering (the "Underwriters") each as a class, in whole and not in part, upon 30 days' notice at any time after the Redeemable Warrants become exercisable, only in the event that the closing bid price of the Common Stock is at least $8.50 per share with respect to the Class A Redeemable Warrant(s), and $10.50 with respect to the Class B Redeemable Warrants for 20 consecutive trading days immediately prior to notice of redemption, at a price of $.05 per Class A Redeemable Warrant or Class B Redeemable Warrant. The securities comprising the Units will not be separately transferable until 90 days after the date of this Prospectus unless GKN Securities Corp. ("GKN"), one of the Underwriters, informs the Company of its decision to allow separate trading, but in no event will GKN allow separate trading of the securities comprising the Units until the preparation of an audited balance sheet of the Company reflecting receipt by the Company of the proceeds of this offering.

    The Company has granted the Underwriters an option, exercisable within 45 business days from the Effective Date, to purchase up to 187,500 additional Units at $6.00 per Unit. This option is solely for the purpose of covering over-allotments.

    In connection with the Proposed Offering, the Company will sell to the Underwriters and their designees, for nominal consideration, Unit Purchase Option(s) (the "Underwriters' UPO") to purchase up to 125,000 Units at an exercise price of $6.60 per Unit. The Underwriters' UPOs will be exercisable for a period of four years commencing one year from the Effective Date.

    The Company has granted its executive officers and directors 200,000 warrants (50% Class A Warrants and 50% Class B Warrants, collectively the "Directors' Warrants") to purchase Common Stock at $5.50 and $7.50, respectively, per share in consideration of future services to be rendered on behalf of the Company. The Directors' Warrants are not exercisable until the consummation by the Company of a Business Combination and are not redeemable by the Company.

    All of the Company's present stockholders have agreed to vote their respective shares of Common Stock in accordance with the vote of the majority of all nonaffiliated future stockholders of the Company with respect to a Business Combination.

    In addition, the Common Stock owned by all of the executive officers and directors of the Company, their affiliates and by all persons owning 5% or more of the currently outstanding shares of Common Stock has been placed in escrow until the earlier of (i) the occurrence of a Business Combination, or (ii) the Liquidation Date. During the escrow period, such stockholders will not be able to sell or otherwise transfer their respective shares of Common Stock, but retain all other rights as stockholders of the Company, including, without limitation, the right to vote such shares of Common Stock.

    As of July 31, 1996, the Company has recorded deferred registration costs of $250,000 relating to various expenses incurred and accrued for in connection with the Proposed Offering. Upon consummation of the Proposed Offering, these costs will be charged to equity. Should the Proposed Offering prove to be unsuccessful, these deferred costs, as well as any other additional expenses that may be incurred, will be charged to operations.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    UTILIZATION OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    NET INCOME (LOSS) PER COMMON SHARE

    Net income (loss) per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.

NOTE 4. CAPITAL STOCK

    The Company's Certificate of Incorporation authorizes the issuance of 20,000,000 shares of Common Stock. Upon completion of the Proposed Offering (assuming no exercise of the Underwriter's over-allotment option), there will be 14,862,500 authorized but unissued shares of Common Stock available for issuance (after appropriate reserves for the issuance of Common Stock in connection with the Class A Redeemable Warrants and Class B Redeemable Warrants, the Underwriters' UPOs, the executive officers and director Class A Warrants and Class B Warrants, and the future grants under the Company's 1996 Stock Option
Plan). The Company's Board of Directors has the power to issue any or all of the future grants under the Company's 1996 Stock Option Plan. The Company's Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of Common Stock other than as described in the Proposed Offering; however, the Company will, in all likelihood, issue a substantial number of additional shares in connection with a Business Combination. To the extent that additional shares of Common Stock are issued, dilution to the interests of the Company's stockholders participating in the Proposed Offering will occur.

    The Board of Directors of the Company is empowered, without stockholder approval, to issue up to 5,000 shares of "blank check" preferred stock (the "Preferred Stock") with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of the Company's Common Stock.

NOTE 5. RELATED PARTY TRANSACTIONS

    The Chairman of the Board of Directors and the President of the Company are principal shareholders, officers and directors of Unity Venture Capital Associates Ltd. ("Unity") which owns shares in the Company. Beginning June 1, 1996, commensurate with the Company's activities primarily related to the Proposed Offering, the Company will be obligated to pay Unity a monthly fee of $7,500 for general and administrative services, including the use of office space in premises occupied by Unity. At July 31, 1996, the Company owed $15,000 (included in advances from affiliate on the balance sheet) to Unity for administrative services.

    Through July 31, 1996, the Company has obtained advances totaling $25,500 from Unity to cover expenses related to the Proposed Offering which are included in advances from affiliate on the balance

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 5. RELATED PARTY TRANSACTIONS (CONTINUED) sheet. These advances are due on demand and are expected to be repaid out of the proceeds of the Proposed Offering.

    At July 31, 1996, a member of the Company's legal counsel owned 6,000 shares of the Company's Common Stock.

NOTE 6. STOCK OPTION PLAN

    On May 30, 1996, the Company's Board of Directors approved a stock option plan (the "Plan"). The Plan, which is subject to shareholder approval, provides for issuance of up to 187,500 options (the "Options") to acquire shares of the Company's Common Stock.

    The Options are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986 or as options which are not intended to meet the requirements of such section ("Nonstatutory Stock Options"). The Options may be granted under the Plan to persons who, in the case of Incentive Stock Options, are key employees (including officers) of the Company, or, in the case of Nonstatutory Stock Options, are key employees (including officers) and nonemployee directors of the Company, except that Nonstatutory Stock Options may not be granted to a holder of more than 10% of the total voting power of the Company.

    The exercise price of all Incentive Stock Options granted under the Plan must be at least equal to the fair market value of such shares on the date of grant or, in the case of Incentive Stock Options granted to the holder of 10% or more of the Company's Common Stock, at least 110% of the fair market value of such shares on the date of grant. The exercise price of all Nonstatutory Stock Options granted under the Plan shall be determined by the Board of Directors of the Company at the time of grant. The maximum exercise period for which the Options may be granted is ten years from the date of grant (five years in the case of Incentive Stock Options granted to an individual owning more than 10% of the Company's Common Stock). The aggregate fair market value (determined at the date of the option grant) of such shares with respect to which Incentive Stock Options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

    The FASB issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"), which will require companies either to reflect in their financial statements or reflect as supplemental disclosure the impact on earnings and earnings per share of the fair value of stock based compensation using certain pricing models for the option component of stock option plans. As of July 31, 1996, no options have been granted under the Plan. Disclosure, as required by SFAS 123, will be made upon the issuance of options.

NOTE 7. INCOME TAXES

    Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred income taxes are determined based on differences between the tax bases of assets and liabilities and their financial reporting amounts at each year end, and are measured based on enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

                         UNITY FIRST ACQUISITION CORP.
                          (A DEVELOPMENT STAGE ENTITY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 8. CONTINGENCY

    The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act. The Company has also agreed to pay to the Underwriters an expense allowance on a non-accountable basis equal to 3% of the gross proceeds derived from the sale of the Units underwritten (including the sale of any Units subject to the Underwriters' over-allotment option).

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE UNITS OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IS UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SHALL NOT, UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.

                            ------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
The Company...............................................................   10
Risk Factors..............................................................   10
Use of Proceeds...........................................................   19
Dilution..................................................................   21
Capitalization............................................................   22
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................   23
Proposed Business.........................................................   24
Management................................................................   29
Principal Stockholders....................................................   32
Certain Transactions......................................................   33
Description of Securities.................................................   34
Underwriting..............................................................   38
Legal Matters.............................................................   39
Experts...................................................................   39
Additional Information....................................................   39
Index to Financial Statements.............................................  F-1

                            ------------------------

    UNTIL DECEMBER   , 1996, ALL DEALERS EFFECTING TRANSACTIONS IN THE
REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                1,250,000 UNITS

                                  UNITY FIRST
                               ACQUISITION CORP.

                                ----------------

                                   PROSPECTUS
                                ----------------

                                 GKN SECURITIES
                              GAINES, BERLAND INC.

                               NOVEMBER   , 1996

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth various expenses, other than underwriting discounts, which will be incurred in connection with the offering. Other than the SEC registration fee, NASD filing fee and the non-accountable expense allowance of GKN Securities Corp. (the "Underwriter"), amounts set forth below are estimates:

SEC registration fee..............................................  $  10,711
NASD filing fee...................................................      3,606
Underwriter's nonaccountable expense allowance....................    225,000*
Blue sky fees and expenses........................................     25,000
Printing and engraving expenses...................................     75,000
Legal fees and expenses...........................................     65,000
Accounting fees and expenses......................................     42,000
Transfer and Warrant Agent fees...................................      3,500
Miscellaneous expenses............................................        183
                                                                    ---------
                                                                    $ 450,000
                                                                    ---------
                                                                    ---------

------------------------

*   Assumes no exercise of the Underwriter's over-allotment option.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article SEVENTH of the Certificate of Incorporation of Unity First Acquisition Corp. ("Registrant") provides with respect to the indemnification of directors and officers that Registrant shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the Delaware General Corporation Law, as amended from time to time, each person that such Sections grant Registrant the power to indemnify. Article SEVENTH of the Certificate of Incorporation of Registrant also provides that no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the Delaware General Corporation Law or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of Delaware General Corporation Law, as amended from time to time.

    Reference is made to Section 5 of the Underwriting Agreement, which provides for indemnification of the officers and directors of Registrant under certain circumstances.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

    The following sets forth information relating to all securities of Registrant sold by it since May 30, 1996, the date of Registrant's inception:

                                                       DATE OF       NUMBER OF   CONSIDERATION
NAME                                                  ISSUANCE        SHARES       PER SHARE
-------------------------------------------------  ---------------  -----------  -------------
Lawrence Burstein................................     May 30, 1996     150,000     $   .0001
Unity Venture Capital Associates Ltd.............     May 30, 1996      25,000     $   .0001
Cowen & Co., as Custodian for Stanley Hollander
  IRA............................................     May 30, 1996      30,000     $   .0001
Jerome Baron.....................................     May 30, 1996      12,000     $   .0001
Murdoch & Company................................     May 30, 1996      30,000     $   .0001
Cricket Services Ltd.............................     May 30, 1996      39,000     $   .0001
Richard Kress & Cheryl Kress JTWROS..............     May 30, 1996       4,500     $   .0001
Stephen Verchick.................................     May 30, 1996      31,000     $   .0001
Richard Braver...................................     May 30, 1996       4,500     $   .0001
Dan Brecher IRA/RO...............................     May 30, 1996      10,500     $   .0001
Barry Ridings....................................     May 30, 1996       6,000     $   .0001
Carl L. Norton...................................     May 30, 1996       9,000     $   .0001
Financiera e Inversionista Salles, S.A...........     May 30, 1996      12,000     $   .0001
Ian Barnett......................................     May 30, 1996       4,500     $   .0001
Henry Rothman....................................     May 30, 1996       6,000     $   .0001
Donald Rabinovitch...............................     May 30, 1996       5,250     $   .0001
David Vozick.....................................     May 30, 1996       5,250     $   .0001
Tarzana Associates...............................     May 30, 1996       5,000     $   .0001
Jonathan Rothschild..............................     May 30, 1996       1,500     $   .0001
Equity Interest Inc..............................     May 30, 1996       1,500     $   .0001
Domaco Venture Capital Fund......................     May 30, 1996       1,500     $   .0001
KGM Associates...................................     May 30, 1996       7,000     $   .0001
Sagres Group Ltd.................................     May 30, 1996       6,000     $   .0001
Ronald Koenig....................................     May 30, 1996      30,000     $   .0001
Heptagon Investments Ltd.........................     May 30, 1996      75,000     $   .0001
Jay M. Haft......................................     May 30, 1996      10,500     $   .0001
Ira Roxland......................................     May 30, 1996       6,000     $   .0001
Steven Millner...................................     May 30, 1996      18,000     $   .0001
Norman Leben.....................................     May 30, 1996      15,000     $   .0001
Heptagon Capital Management, Inc.................     May 30, 1996       1,500     $   .0001
Michael Karfunkel................................     May 30, 1996      31,000     $   .0001
George Karfunkel.................................     May 30, 1996      31,000     $   .0001

    On May 30, 1996, Registrant issued 58,334, 58,333, 58,333 and 25,000 Class A and Class B Warrants to Lawrence Burstein, Norman Leben, John Cattier and Barry Ridings, respectively, in consideration for future services to be rendered by such persons on behalf of Registrant.

    Exemption from registration under the Securities Act of 1933, as amended (the "Securities Act"), is claimed for the sales of Common Stock referred to above in reliance upon the exemption afforded by Section 4(2) of the Securities Act for transactions not involving a public offering. Each certificate evidencing such shares of Common Stock bears an appropriate restrictive legend and "stop transfer" orders are maintained on Registrant's stock transfer records thereagainst. None of these sales involved participation by an underwriter or a broker-dealer.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) The following is a list of Exhibits filed herewith as part of the Registration Statement:

       1.1  Form of Underwriting Agreement between Registrant and the Underwriters

       3.1  Certificate of Incorporation of Registrant

       3.2  By-laws of Registrant

       3.3  Proposed Restatement of Certificate of Incorporation of Registrant

       4.1  Form of certificate evidencing shares of Common Stock

       4.2  Form of certificate evidencing Class A Warrants

       4.3  Form of certificate evidencing Class B Warrants

       4.4  Form of Unit Purchase Option between Registrant and the Underwriters

       4.5  Form of Warrant Agreement between Registrant and American Stock Transfer &
             Trust Company, as escrow agent

       5.1  Opinion of Parker Duryee Rosoff & Haft A Professional Corporation

      10.1  1996 Stock Option Plan

      10.2  Form of Trust Agreement by and between Registrant and The Bank of New York

      10.3  Form of Insider's Letter

      10.4  Form of Escrow Agreement by and among Registrant, Lawrence Burstein, John
             Cattier, Cricket Services, Ltd., Barry Ridings, Norman Leben, Unity Venture
             Capital Associates Ltd. ("Unity") and American Stock Transfer & Trust
             Company

      10.5  General and Administrative Services Agreement, dated as of May 30, 1996, by and between Registrant and Unity

      10.6  Form of Officer/Director Warrant Purchase Agreement with the Representative of the Underwriters*

      23.1  Consent of Arthur Andersen LLP

      23.2  Consent of Parker Duryee Rosoff & Haft (included in Exhibit 5.1)

      24.1 Power of Attorney (included on the signature page of Part II of this Registration Statement)

*Filed herewith.

    (b) Financial Statement Schedules. Financial statement schedules are omitted because the conditions requiring their filing do not exist or the information required thereby is included in the financial statements filed, including the notes thereto.

ITEM 17.  UNDERTAKINGS

    Registrant hereby undertakes:

        (1) That for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

        (2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (a) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

            (b) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (5) To provide to the Representative at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Representative to permit prompt delivery to each purchaser.

        (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to Item 14 of this Part II to the Registration Statement, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against the public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of November, 1996.

                                UNITY FIRST ACQUISITION CORP.

                                By:            /s/ LAWERENCE BURSTEIN
                                     -----------------------------------------
                                                 Lawrence Burstein
                                                     PRESIDENT

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                      SIGNATURE                                        TITLE                         DATE
------------------------------------------------------  -----------------------------------  --------------------

                /s/ LAWRENCE BURSTEIN
     -------------------------------------------        President, Director, Principal         November 6, 1996
                  Lawrence Burstein                       Executive Officer

                        /s/ *
     -------------------------------------------        Secretary, Director, Principal         November 6, 1996
                     Norman Leben                         Financial and Accounting Officer

     -------------------------------------------        Director
                     John Cattier

                        /s/ *
     -------------------------------------------        Director                               November 6, 1996
                    Barry Ridings

------------------------

 * Lawrence Burstein, pursuant to Powers of Attorney (executed by each of the officers and directors listed above and indicated as signing above, and filed with the Securities and Exchange Commission), by signing his name hereto does hereby sign and execute this Amendment to the Registration Statement on behalf of the persons referenced above.

                                   /s/ LAWRENCE BURSTEIN
                        -------------------------------------------
November 6, 1996                     Lawrence Burstein